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                                                                     EXHIBIT 2.1

                              ACQUISITION AGREEMENT

                       dated as of November 30, 1998 among

                              Phoenix Color Corp.,

        Carl E. Carlson, Wayne L. Sorensen, Donald Davis, Margaret Davis

                         and Viking Leasing Partnership
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                                Table of Contents

R E C I T A L S .............................................................1

I.    DEFINITIONS............................................................2
      1.1   Terms Defined....................................................2

II.   PURCHASE AND SALE OF SHARES AND
      PARTNERSHIP EQUIPMENT..................................................6
      2.1   Sale of the Shares...............................................6
      2.2   Sale of Partnership Equipment....................................7
      2.3   Purchase Price; Allocation; Escrow Funds.........................7
      2.4   Funded Debt of Company and Partnership...........................8
      2.5   Credit for Funded Debt; Net Cash Payment.........................9
      2.6   Closing Balance Sheet and Adjustments............................9
      2.7   Disbursement of Net Cash Payment................................10
      2.8   Closing.........................................................11

III.  EMPLOYMENT AND OTHER  ARRANGEMENTS....................................12
      3.1   Employment and Non-Competition Agreements.......................12
      3.2   Production Facility; Lease......................................13

IV.   REPRESENTATIONS AND WARRANTIES OF THE
      SELLING STOCKHOLDERS..................................................13
      4.1   Organization and Standing; By-Laws and Minutes..................13
      4.2   Capitalization..................................................14
      4.3   Ownership and Transfer of Shares; Validity of Agreement.........14
      4.4   Financial Statements............................................15
      4.5   No Undisclosed Liabilities......................................16
      4.6   Books and Records...............................................16
      4.7   Accounts Receivable.............................................16
      4.8   Inventories.....................................................17
      4.9   Backlog.........................................................17
      4.10  Real Property Leases............................................17
      4.11  Company Equipment...............................................18
      4.12  Title to Assets Generally.......................................19
      4.13  Contracts Listed; No Default....................................19
      4.14  Related Party Transactions......................................20
      4.15  Customers and Customer Deposits.................................21
      4.16  Employee Benefit Plans..........................................21
      4.17  Authorization and Non-Contravention; Consents...................26
      4.18  Labor Relations.................................................27
      4.19  Insurance.......................................................27
      4.20  Intellectual Property...........................................28
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      4.21  Compliance with Applicable Law..................................29
      4.22  Environmental Laws..............................................29
      4.23  Litigation......................................................30
      4.24  Unlawful Payments...............................................31
      4.25  Permits.........................................................31
      4.26  Restrictive Covenants...........................................32
      4.27  Tax Matters.....................................................32
      4.28  Bank Accounts and Powers of Attorney............................35
      4.29  Corporate and Fictitious Names..................................36
      4.30  Absence of Certain Recent Changes...............................36
      4.31  OSHA............................................................39
      4.32  Immigration Matters.............................................39
      4.33  Brokers.........................................................39
      4.34  Year 2000 Issue.................................................40
      4.35  Funded Debt; No Default.........................................40
      4.36  Subordinated Debentures; No Default.............................40
      4.37  Accuracy of Information Furnished...............................40

V.    REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP.....................41
      5.1   Partnership Existence and Authority.............................41
      5.2   Capacity of the Partners........................................42
      5.3   No Broker.......................................................42
      5.4   Title to Partnership Equipment..................................42
      5.5   Non-Contravention; Consents.....................................42
      5.6   Condition of Partnership Equipment..............................43
      5.7   Books and Records...............................................43
      5.8   No Undisclosed Liabilities......................................44
      5.9   Contracts Listed; No Default....................................44
      5.10  Insurance.......................................................45
      5.11  Partnership Equipment...........................................46
      5.12  Partnership Tax Liabilities.....................................46
      5.13  Accuracy of Information Furnished...............................47

VI.   REPRESENTATIONS OF PURCHASER..........................................47
      6.1   Authorization...................................................47
      6.2   Organization....................................................48
      6.3   Non-Contravention...............................................48
      6.4   No Broker.......................................................49

VII.  CONDUCT PENDING CLOSING; COVENANTS....................................49
      7.1   Access and Information..........................................49
      7.2   Cooperation and Publicity.......................................50
      7.3   Other Proposals to Selling Stockholders.........................50
      7.4   Notification by Selling Stockholders............................50
      7.5   Conduct of Business.............................................51
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      7.6   Prohibited Activities...........................................52
      7.7   Certain Affirmative Covenants...................................56
      7.8   Tax Liabilities and Information.................................56
      7.9   Termination of Employee Benefit Plans...........................60
      7.10  Updated Financial Statements and Disclosure Schedules...........60
      7.11  Books and Records to be Kept Current............................61
      7.12  Special Payment of EPA Credits..................................61

VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER......................62
      8.1   Authorization of Board..........................................62
      8.2   Intentionally Omitted...........................................62
      8.3   Facility........................................................62
      8.4   Release of Personal Guarantees..................................62
      8.5   Termination of Employee Benefit Plans...........................63
      8.6   Delivery of Shares..............................................63
      8.7   Officers' Certificates..........................................63
      8.8   Opinion of Counsel..............................................64
      8.9   No Material Adverse Change......................................65
      8.10  Compliance with Covenants.......................................65
      8.11  Truth of Representations........................................65
      8.12  Consents and Waivers............................................65
      8.13  Litigation......................................................65
      8.14  Employment and Non-Competition Agreements.......................66
      8.15  Hart-Scott-Rodino Filing........................................66
      8.16  Miscellaneous Documents.........................................66
      8.17  Legal Matters...................................................67
      8.18  Due Diligence...................................................67
      8.19  Escrow Agreement and Disbursing Agent...........................67

IX.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS........................67
      9.1   Truth of Representations........................................68
      9.2   Compliance by Purchaser.........................................68
      9.3   Litigation......................................................68
      9.4   Tender of Payment...............................................68
      9.5   Employment and other Agreements.................................68
      9.6   Release or Termination of Personal Guarantees...................68
      9.7   Hart-Scott-Rodino Filing........................................69

X.    INDEMNIFICATION AND CLAIMS............................................69
      10.1  Indemnification by Sellers and Partnership......................69
      10.2  Indemnity Fund; Escrow..........................................70
      10.3  Right of Offset.................................................71
      10.4  Indemnification Procedures and Notice...........................72
      10.5  Distribution and Termination of Escrow Fund.....................73
      10.6  Indemnification Successors and Assigns..........................73
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XI.   MISCELLANEOUS MATTERS.................................................74
      11.1  Parties to Bear Their Own Expenses; Exceptions..................74
      11.2  Purchaser May Assign; Possible Merger...........................74
      11.3  Messrs. Carlson and Sorensen Cause the Company and
              Partnership to Act............................................75

XII.  TERMINATION PRIOR TO CLOSING..........................................75
      12.1  Mutual Termination..............................................75
      12.2  Termination by Purchaser........................................75
      12.3  Termination by Sellers..........................................75
      12.4  Termination by Purchaser or Sellers.............................76

XIII. GENERAL PROVISIONS....................................................76
      13.1  Survival of Representations, Warranties, etc....................76
      13.2  Confidentiality.................................................77
      13.3  Entire Agreement................................................78
      13.4  Waiver..........................................................78
      13.5  No Assignment; Exceptions.......................................79
      13.6  Benefits of Agreement...........................................79
      13.7  Remedies Cumulative.............................................80
      13.8  Governing Law...................................................80
      13.9  Notices.........................................................80
      13.10 Counterparts....................................................81
      13.11 Severability....................................................81
      13.12 Headings........................................................82

      EXHIBITS

      a.    Exhibit 1 - Bill of Sale
      b.    Exhibit 2 - Employment Agreement
      c.    Exhibit 3 - Non-Competition Agreement
      d.    Exhibit 4 - Lease Termination Agreement
      e.    Exhibit 5a - Opinion of Counsel - Goedert & Huntington
      f.    Exhibit 5b - Opinion of Counsel - Jenner & Block
      g.    Exhibit 5c - Opinion of Counsel - Hodge & Dwyer
      h.    Exhibit 6 - Escrow Agreement
      i.    Exhibit 7 - Assignment of Emissions Credit

      SCHEDULES
      a.    Schedule A
      b.    Schedule 2.2 - Partnership Equipment
      c.    Schedule 2.4 - Funded Debt of Company
      d.    Schedule 4.3 - Ownership of Shares
      e.    Schedule 4.5 - Undisclosed Liabilities
      f.    Schedule 4.7 - Accounts Receivable
      g.    Schedule 4.8 - Inventories
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      h.    Schedule 4.9 - Backlog
      i.    Schedule 4.10 - Real Property Leases
      j.    Schedule 4.11 - Company Equipment
      k.    Schedule 4.12 - Title to Assets
      l.    Schedule 4.13 - Contracts
      m.    Schedule 4.14 - Related Party Transactions
      n.    Schedule 4.15 - Customers and Customer Deposits
      o.    Schedule 4.16 - Employee Benefit Plans
      p.    Schedule 4.17 - Authorization and Non-Contravention
      q.    Schedule 4.18 - Labor Relations
      r.    Schedule 4.19 - Insurance
      s.    Schedule 4.20 - Intellectual Property
      t.    Schedule 4.22 - Environmental Laws
      u.    Schedule 4.23 - Litigation
      v.    Schedule 4.25 - Permits
      w.    Schedule 4.26 - Restrictive Covenants
      x.    Schedule 4.27 - Tax Matters
      y.    Schedule 4.28 - Bank Accounts and Powers of Attorney
      z.    Schedule 4.29 - Corporate and Fictitious Names
      aa.   Schedule 4.30 - Absence of Certain Recent Changes
      bb.   Schedule 4.31 - OSHA
      cc.   Schedule 4.32 - Immigration Matters
      dd.   Schedule 4.34 - Year 2000 Issue
      ee.   Schedule 4.35 - Funded Debt; No Default
      ff.   Schedule 4.36 - Subordinated Debentures; No Default
      gg.   Schedule 5.4 - Title to Partnership Equipment
      hh.   Schedule 5.5 - Non-Contravention
      ii    Schedule 5.7 - Books and Records
      jj.   Schedule 5.8 - Undisclosed Liabilities
      kk.   Schedule 5.9 - Contracts
      ll.   Schedule 5.10 - Insurance
      mm.   Schedule 5.11 - Partnership Equipment
      nn.   Schedule 5.12 - Partnership Tax Liabilities
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                              ACQUISITION AGREEMENT

      ACQUISITION AGREEMENT (the "Agreement"), dated as of November 30, 1998 among Phoenix Color Corp., a Delaware corporation ( the "Purchaser"), Carl E. Carlson, Wayne L. Sorensen, Donald Davis and Margaret Davis (collectively, the "Selling Stockholders") and Viking Leasing Partnership, a Illinois general partnership (the "Partnership," and collectively with the Selling Stockholders, the "Sellers").

                                 R E C I T A L S

      A. The Selling Stockholders beneficially own and hold of record all of the issued and outstanding shares of capital stock (the "Shares") of Mid-City Lithographers, Inc. (the "Company"), a Delaware corporation ;

      B. Carl E. Carlson and Wayne L. Sorensen (collectively, the "Principal Stockholders") are active in the management of the Company, which is engaged in the business of producing and supplying book components;

      C. The Principal Stockholders are also the general partners of the Partnership, which owns certain printing machinery and equipment (the "Partnership Equipment") described in Sellers Disclosure Schedule 2.2 annexed hereto, which it currently leases to the Company for use in the Company's printing operations;

      D. The Selling Stockholders desire to sell and the Purchaser desires to buy all of the Shares, subject to the terms and conditions of this Agreement;
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      E. Concurrently with such sale of Shares to the Purchaser, the Purchaser desires to buy and the Partnership desires to sell the Partnership Equipment;

      F. Certain of the parties have signed a Letter of Intent dated August 19, 1998 (the "Letter of Intent") generally describing such sale and purchase, which are subject to the specific terms and conditions hereof; and

      G. The parties desire to set forth in this Agreement the terms and conditions of such sale and purchase, and to enter into the other agreements and arrangements provided for herein.

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants, representations and warranties made herein, and the sum of $10.00 and other good and valuable consideration paid and given by each party to the others, receipt of which is hereby acknowledged, THE PARTIES AGREE AS
FOLLOWS:

                                I. DEFINITIONS

      1.1 Terms Defined. As used in this Agreement, the following terms have the following respective meanings:

            Agreement - As defined in the initial paragraph of this Agreement.

            Balance Sheet - As defined in Section 4.4 of this Agreement. Balance

            Sheet Date - As defined in Section 4.4 of this Agreement.

            Closing - As defined in Section 2.8 of this Agreement.

            Closing Balance Sheet - As defined in Section 2.6 of this Agreement.


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            Closing Date - As defined in Section 2.8 of this Agreement.

            Code - Internal Revenue Code of 1986, and any regulations thereunder, all as amended from time to time.

            Company - As defined in the Recitals to this Agreement.

            Company Funded Debt - As defined in Section 2.4 of this Agreement.

            Confidential Information - As defined in Section 13.2 of this Agreement.

            Controlled Group - As defined in Section 4.16(d) of this Agreement.

            Delivery Date - As defined in Section 2.6 of this Agreement.

            Emission Credits - As defined in Section 7.12 of this Agreement.

            Employment Agreement - As defined in Section 3.1 of this Agreement.

            Environmental Laws - Any and all Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, or the impact of pollutants, contaminants or toxic or hazardous substances on human health or the environment, as now or may any time hereafter be in effect.

            Equipment - As defined in Section 4.11 of this Agreement.

            ERISA - Defined as the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

            Escrow Agent - As defined in Section 10.2 of this Agreement.

            Escrow Agreement - As defined in Section 10.2 of this Agreement.


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            Escrow Fund - The fund consisting initially of the sum of $150,000 deducted from the Net Cash Payment; provided, however that such sum shall mean only $60,000 in the event that Sellers provide reasonable written proof that (i) the Company irrevocable elected prior to Closing not to carryback the 1995 net operating loss of the Company to prior years, or (ii) the Selling Stockholders cause the Company to file, prior to Closing, amended Federal, State and local income tax returns for the calendar years 1992, 1993 and 1994 eliminating the effect of any carryback of such net operating loss. If such election or amendment is filed after Closing, the sum of $90,000 shall be released from the Escrow Fund and disbursed in accordance with the procedure set forth in Section
2.7 of this Agreement.

            Facility - As defined in Section 3.2 of this Agreement.

            Financial Statements - As defined in Section 4.4 of this Agreement.

            Funded Debt - As defined in Section 2.4 of this Agreement.

            GAAP - means generally accepted accounting principles consistently applied as in effect in the United States from time to time, except as applied to the amortization of research and development expenses.

            Hazardous Material - Any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substances or similar term, under any Environmental Law.

            LaSalle Bank Agreement - The Revolving Credit and Term Loan Agreement and Security Agreement, dated May 1, 1998, as amended, between LaSalle National Bank and the Company.

            Letter of Intent - As defined in the Recitals to this Agreement.


                                      -4-
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            Indemnified Losses - As defined in Section 10.1 of this Agreement.

            Material Adverse Change - A material adverse change with respect to the Sellers shall mean (a) any material adverse change (both before and after giving effect to the transactions contemplated by this Agreement) with respect to the business, assets, properties, financial condition, stockholders' equity, contingent liabilities, prospects, material agreements or results of operations of the Partnership or the Company, or (b) any fact or circumstance that, singly or in the aggregate with any other fact or circumstance, has a reasonable likelihood of resulting in or leading to (i) a material adverse change described in clause (a), (ii) the inability of the Sellers to perform in any material respect their obligations hereunder or the inability of the Purchaser to enforce in any material respect the rights purported to be granted hereunder or under any other agreement among the parties, or (iii) a material adverse change on the ability of the Sellers to effect (including hindering or unduly delaying) the transactions contemplated by this Agreement on the terms contemplated hereby and thereby.

            Net Cash Payment - As defined in Section 2.5 of this Agreement.

            Non-Competition Agreement - As defined in Section 3.1 of this Agreement.

            Non-Secured Indemnified Losses - As defined in Section 10.3 of this Agreement.

            Partners - As defined in Section 5.2 of this Agreement.

            Partnership - As defined in the initial paragraph to this Agreement.

            Partnership Equipment - As defined in the Recitals to this Agreement.

            Partnership Funded Debt - As defined in Section 2.4 of this
Agreement.

            Pension Plan - As defined in Section 4.16(b) of this Agreement.

            Personal Guarantee(s) - As defined in Section 2.4 of this Agreement.


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

            Plan(s) - As defined in Section 4.16(a) of this Agreement.

            Post-Closing Returns - As defined in Section 7.8(b) of this
Agreement.

            Post-Retirement Benefits - As defined in Section 4.16(g) of this Agreement.

            Purchase Price - As defined in Section 2.3 of this Agreement.

            Purchaser - As defined in the initial paragraph to this Agreement.

            Purchaser Indemnitee(s) - As defined in Section 10.1 of this Agreement.

            Selling Stockholders - As defined in the initial paragraph to this Agreement.

            Sellers - As defined in the initial paragraph to this Agreement.

            Shares - As defined in the Recitals to this Agreement.

            Subordinated Debentures - Subordinated Debentures shall mean the debentures issued by the Company to Bert Sullivan and Lewis Sullivan on or about December 31, 1986, in the aggregate principal amount of $1,000,000.

            Welfare Plan - As defined in Section 4.16(b) of this Agreement.

            Year 2000 Problem - As defined in Section 4.34 of this Agreement.

                       II.PURCHASE AND SALE OF SHARES AND
                              PARTNERSHIP EQUIPMENT

      2.1 Sale of the Shares. Subject to all of the terms and conditions of this Agreement, the Selling Stockholders agree to sell and Purchaser agrees to buy the Shares. The number of Shares being sold by and purchased from each of the Selling Stockholders, and the amount of consideration to be paid to each of the Selling Stockholders, are as set forth in Schedule A annexed hereto.

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(Schedule A and all Sellers Disclosure Schedules referred to in this Agreement are attached hereto and made part hereof.)

      2.2 Sale of Partnership Equipment. Subject to all of the terms and conditions of this Agreement, the Partnership agrees to sell and the Purchaser agrees to buy the Partnership Equipment, which is described and listed in Sellers Disclosure Schedule 2.2. Such Schedule sets forth, for each item of Partnership Equipment, a description of the Partnership Equipment, its serial number and age, and the number of printing impressions made by such item from the time of its initial installation.

      2.3   Purchase Price; Allocation; Escrow Funds.

            (a) The total purchase price (the "Purchase Price") for the Shares and the Partnership Equipment is $12,500,000. The Purchase Price will be paid by the Purchaser at the Closing in accordance with this Article II and the other provisions of this Agreement.

            (b) The portion of the Purchase Price allocated to the Partnership Equipment shall be equal to the appraised value of the Partnership Equipment and shall be paid to the Partnership. Such appraised value shall be determined at least fifteen (15) days prior to the Closing Date by an independent appraiser selected by the Purchaser and reasonably acceptable to the Sellers, and shall be based on information contained in Sellers Disclosure Schedule 2.2 The remainder of the Purchase Price shall be allocated to the purchase of the Shares and shall be paid to the Selling Stockholders in the same proportion which their respective ownership interests in the Shares bears to the total number of Shares, as set forth in Schedule A.

            (c) Amounts disbursed in payment of the Purchase Price shall be adjusted to reflect the setting aside and delivery in escrow of a portion of the Purchase Price as set forth in Section 2.8 and Article X hereof.

      2.4 Funded Debt of Company and Partnership. The funded debt of each of the Company and the Partnership is set forth in Sellers Disclosure Schedule 2.4, which separately lists, as of October 31, 1998, each item of the entire funded indebtedness of the Company and the Partnership, the name of each funded indebtedness creditor, the principal amount owed and any accrued interest which is in arrears or is non-current, and the extent to which any of the Sellers (who shall be identified herein) has personally guaranteed such funded debt (such personal guarantees being referred to as the "Personal Guarantees.") Such funded debt includes, without limitation:

      (a) the outstanding principal amount of the Company's term loan indebtedness under the LaSalle Bank Agreement;

      (b) the outstanding principal balance of the Company's revolving credit line indebtedness under the LaSalle Bank Agreement, which amount will be adjusted for seasonal or unusual activity as agreed by the Purchaser and the Company;

      (c) the indebtedness incurred by the Partnership for the acquisition of the Partnership Equipment and the indebtedness incurred by the Company for its Equipment, including the balance owed on any capital leases in each instance;

      (d) certain Company indebtedness to the Partnership under the terms of the Company's lease of Partnership Equipment;

      (e)   the outstanding principal balance of the Subordinated Debentures;
            and

      (f) the outstanding principal balance of other funded debt incurred by the Company, as agreed between the Selling Stockholders and the Purchaser.

The funded debt of the Partnership is referred to as the "Partnership Funded Debt," the funded debt of the Company is referred to as the "Company Funded Debt," and the total of the Partnership Funded Debt and Company Funded Debt is referred to as the "Funded Debt."

      2.5 Credit for Funded Debt; Net Cash Payment. The amounts of the Partnership Funded Debt and the Company Funded Debt, and the aggregate amount of the Funded Debt, shall be calculated and fixed as of the Closing Date, and such amounts shall be subject to the agreement between the Company and the Purchaser as set forth in Section 2.6. The agreed amount of the Funded Debt shall be deducted from the Purchase Price, and the balance thereof shall be paid in cash (the "Net Cash Payment") at the Closing.

      2.6 Closing Balance Sheet and Adjustments. In preparation for the Closing:

            (a) On a date (the "Delivery Date") at least two business days prior to the Closing, the Selling Stockholders shall cause the Company and the Partners shall cause Partnership each to deliver to the Purchaser a separate balance sheet showing the respective assets and liabilities of the Company and the Partnership as of December 31, 1998 (each, a "Closing Balance Sheet,") except that each such Closing Balance Sheet may reflect accounts receivable and accounts payable as of a date not earlier than December 23, 1998, which date shall be noted in such Closing Balance Sheet. Each Closing Balance Sheet shall
(i) itemize the Funded Debt by creditor, (ii) include, as supporting schedules, the respective accounts payable and accounts receivable for the Company and the

Partnership, together with appropriate aging schedules and amended Sellers Disclosure Schedules as of December 31, 1998, (iii) indicate comparative information as of December 31, 1997 and (iv) be prepared in accordance with GAAP. In addition, each Closing Balance Sheet shall be accompanied by written confirmations from Funded Debt creditors showing the respective outstanding principal balances due from the Company and the Partnership as of December 31, 1998 in each case.

            (b) The Closing Balance Sheet for the Company and the Closing Balance Sheet for the Partnership (and the amount of Funded Debt reflected therein) shall be subject to the approval of the Purchaser in each case, and the Sellers shall provide all information and schedules requested by the Purchaser in support of each Closing Balance Sheet. The Purchaser shall promptly review each such Closing Balance Sheet and the supporting information, and, after all required adjustments are made, the Closing shall proceed and each Closing Balance Sheet, as so adjusted, shall be delivered as a Closing document.

            (c) The amounts of Funded Debt reflected in each Closing Balance Sheet shall be deducted from the Purchase Price as set forth in Section 2.5.

      2.7 Disbursement of Net Cash Payment. The Net Cash Payment shall be paid in immediately available funds by cashier or certified check or by wire transfer to Goedert & Huntington, as special counsel for the Sellers, who will act as disbursing agent and who will be authorized by the Sellers to receive and disburse the Net Cash Payment in the respective amounts to which each of the Sellers is entitled as set forth in Section 2.3 and Schedule A. The Net Cash

Payment should be distributed into separate accounts for the Selling Stockholders and the Partnership in accordance with the allocation formula set forth in Section 2.3(b).

      2.8 Closing. The closing for the sale and purchase of the Company's Shares (the "Closing") shall take place at the offices of Bresler, Goodman & Unterman, 521 Fifth Avenue, New York, New York 10175 at 10:00 a.m. on January 4, 1999, with the Closing to be effective as of the opening of business on January 1, 1999 or such other time and date as the parties may agree to in writing (the "Closing Date"). At the Closing:

            (a) the Selling Stockholders will deliver to the Purchaser, free and clear of all liens, claims, charges and encumbrances, certificates representing, in the aggregate, all of the Shares, which shall be validly issued, duly endorsed for transfer to the Purchaser or accompanied by valid stock powers or other instruments of transfer duly executed, and accompanied by all requisite stock transfer tax stamps;

            (b) the Partnership will deliver to the Purchaser a (i) bill of sale for the Partnership Equipment in the form set forth as Exhibit 1 annexed to this Agreement and made part hereof, and (ii) possession of the Partnership Equipment, free and clear of any liens, claims, charges or encumbrances, except as set forth in Sellers Disclosure Schedule 5.11;

            (c) the Purchaser will deliver confirmation of either (i) payment in full of the Partnership Funded Debt and the Company Funded Debt in respect of which the Principal Stockholders have issued Personal Guarantees, or (ii) the release and termination of any personal liability under such Personal Guarantees;

            (d) the parties will deliver the executed Employment Agreement, Non-Competition Agreement and other agreements referred to in Article III below;

            (e) the Purchaser will deliver to Goedert & Huntington the Net Cash Payment;

            (f) the Purchaser and the Sellers will execute and deliver to each other all other agreements, certificates, consents, opinions of counsel, documents and other items required to be delivered pursuant to Article VIII and any other applicable provisions of this Agreement;

            (g) the parties will deliver all other documents and take all other actions required to be delivered or taken at the Closing in accordance with this Agreement.

            (h) The Purchaser, the Sellers and the Escrow Agent (as hereinafter defined) will execute and deliver an Escrow Agreement, and the Purchaser will arrange to deposit in escrow the Escrow Fund out of the Net Cash Payment in accordance with the provisions of Article X hereof, provided that such Escrow Fund amount shall be increased by $250,000 in the event reports of estimated income tax are not filed by the Company and such tax is not paid prior to Closing as set forth in Section 7.8(g).

                   III.  EMPLOYMENT AND OTHER  ARRANGEMENTS

      3.1 Employment and Non-Competition Agreements. At the Closing, the Purchaser will enter into a one-year employment agreement with Carl E. Carlson (the "Employment Agreement") and a non-competition agreement with Wayne L. Sorensen (the "Non-Competition Agreement"), on the terms and conditions and in the forms set forth as Exhibits 2 and 3 respectively, annexed to this Agreement and made part hereof, and Messrs. Carlson and Sorensen, by their respective signatures to this Agreement, each confirms that he will execute and deliver the Employment Agreement and Non-Competition Agreement.

      3.2 Production Facility; Lease. At the Closing, the existing lease agreement between the Company and Laurel Limited Partnership ("Laurel"), a partnership controlled by the Principal Stockholders, for the Company's production facility located at 13825 W. Laurel Drive, Lake Forest, Illinois (the "Facility") will be terminated pursuant to the lease termination agreement annexed as Exhibit 4 to this Agreement. At the Closing, the Purchaser will enter into a new lease with Laurel for the Facility, which new lease will be on substantially the same terms and conditions as the existing lease and shall be subject to the approval of the parties as to form and substance, except that (i) the term of the new lease shall commence as of the Closing Date and shall expire on June 30, 1999. The termination of the existing lease at the Closing shall be subject to Purchaser's obtaining a release or termination of any agreement under which such lease is pledged as collateral.

                    IV. REPRESENTATIONS AND WARRANTIES OF THE
                              SELLING STOCKHOLDERS

      The Selling Stockholders jointly and severally represent and warrant to the Purchaser, and the Purchaser is relying materially thereon in entering into this Agreement, as follows:

      4.1 Organization and Standing; By-Laws and Minutes. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify would not result in any Material Adverse Change. The Company has no subsidiaries and its only place of business is within the State of Illinois. The copies of the Certificate of Incorporation and the by-laws of the Company, delivered to the Purchaser, are true and complete copies of these documents as amended and now in effect. The corporate minutes of the Company as presented for inspection by the Purchaser are current, accurate and complete in all material respects.

      4.2 Capitalization. The authorized capital stock of the Company consists of 12,000 shares of voting common stock, no par value, of which 11,306 shares are issued and outstanding, and 4,000 shares of nonvoting common stock, no par value, of which 205 shares are issued and outstanding, as of the date hereof. The 11,306 voting common shares and the 205 nonvoting common shares comprise the Shares. Except as set forth in this Section 4.2, there is no other authorized class, series or unit of securities of any kind evidencing a proprietary interest in the Company. None of the shares of the Company has been issued in a manner giving rise to claims for violation of the securities laws of any jurisdiction.

      4.3 Ownership and Transfer of Shares; Validity of Agreement.

      (a) All of the Shares are fully paid, duly and validly issued and of record and beneficially owned by the persons listed, in the respective amounts indicated, in Schedule A. Except as set forth in Sellers Disclosure Schedule 4.3 annexed to this Agreement, there is no option, warrant, call, convertible security, preemptive right or commitment of any kind relating to unissued shares of the capital stock of the Company. The Company owns no shares of capital stock or other interest in any corporation, partnership, association or other entity.

      (b) The Shares to be delivered at the Closing are presently, and will be at the time of such delivery, free and clear of any liens, charges, encumbrances or claims. The sale and delivery of the Shares to Purchaser, when consummated pursuant to this Agreement, will transfer to and vest in Purchaser the ownership of all, and not less than all, the issued and outstanding shares of the Company.

      (c) This Agreement constitutes the valid and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

      4.4 Financial Statements. The Selling Stockholders have provided unaudited financial statements of the Company for the years ended December 31, 1995, 1996, and 1997, for the six months ended June 30, 1998 and for the nine months ended September 30, 1998 (the "Balance Sheet Date") including a balance sheet as of the Balance Sheet Date (the "Balance Sheet") (such unaudited financial statements being referred to collectively as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods, are accurate and complete, and present fairly the financial condition of the Company as of the respective dates indicated and the results of its operations and cash flows for the respective periods indicated.

      4.5 No Undisclosed Liabilities. Sellers Disclosure Schedule 4.5 lists each and every liability of the Company (whether accrued, absolute, contingent or otherwise) as of the Balance Sheet Date. Except as set forth in Sellers Disclosure Schedule 4.5, to the best knowledge of the Selling Stockholders, the Company is not subject to any material liability (defined, for purposes of this Section 4.5, as any single item in excess of $5,000), whether absolute, contingent, accrued or otherwise, other than (i) liabilities of the same nature as those set forth in Disclosure Schedule 4.5 which were incurred by the Company in the ordinary course of business after the Balance Sheet Date, (ii) liabilities arising under existing agreements to which the Company is a party (excluding liabilities arising on account of breaches by the Company of such existing agreements which breaches are not disclosed in the Sellers Disclosure Schedule), and (iii) other liabilities disclosed in the Sellers Disclosure Schedule. Except as disclosed herein, the Company has no material unrealized or anticipated losses, in excess of $5,000 for a single item, from unfavorable commitments.

      4.6 Books and Records. The books and records of the Company are true, accurate and complete in all material respects and have been consistently maintained from period to period in accordance with GAAP applied on a consistent basis. With respect to the audit of the December 31, 1997 and June 30, 1998 financial statements conducted by PricewaterhouseCoopers LLP, Sellers acknowledge that they have provided, or caused to be provided, the information contained in such financial statements.

       4.7 Accounts Receivable. The accounts receivable of the Company (i) are reflected in the Balance Sheet (except those accounts receivable collected since the Balance Sheet Date), (ii) are listed in Sellers Disclosure Schedule 4.7 (which sets forth the accounts receivable on the books of the Company, together with an aging schedule as of the Balance Sheet date), (iii) have been generated in the ordinary course of business and (iv) reflect bona fide obligations for the payment of goods or services provided by the Company. The amounts reflected in such accounts receivable are expected to be fully collected in the ordinary course of business, on a schedule consistent with the past collection practices of the Company, except to the extent reserved against explicitly in the Balance Sheet.

      4.8 Inventories. The inventories of the Company reflected in the Balance Sheet and listed in Sellers Disclosure Schedule 4.8 are in good, merchantable and usable condition, have been reflected in the Balance Sheet at cost, and include no obsolete or discontinued items, or items which have failed any quality testing, in each case except as set forth in Sellers Disclosure Schedule
4.8 and except to the extent reserved against in the Balance Sheet. Except as set forth in Sellers Disclosure Schedule 4.8 , such inventories are located and maintained at the Facility, and are owned free and clear of any liens, encumbrances, charges or claims of others.

      4.9 Backlog. Sellers Disclosure Schedule 4.9 accurately sets forth as of the Balance Sheet Date the name, aggregate contract price, revenues received to date and balance remaining on all projects of the Company then in progress or under contract to be performed.

      4.10 Real Property Leases. The Company is a tenant in the Facility under the lease agreement listed in Sellers Disclosure Schedule 4.10, and such lease agreement is in full force and effect, and is terminable and will be terminated at the Closing in accordance with the provisions of Exhibit 4a. The Company is not in default in the performance of any provision of such lease. Except as set forth in Sellers Disclosure Schedule 4.10, the Company has not collaterally assigned or encumbered its interest under such lease and is current in its payment of rent and other charges due under such lease. The use by the Company of the real property leased by it has not violated and does not violate any environmental or local zoning or similar land use laws.

      4.11 Company Equipment. Sellers Disclosure Schedule 4.11 lists each item of the Company's machinery and equipment (the "Equipment") with an original cost on the books of the Company in excess of $1,000 per item. All of such Equipment is owned by the Company, free and clear of any liens, charges, encumbrances or security interests, except as set forth in Sellers Disclosure Schedule 4.11 and
4.12. With respect to any Equipment held by the Company under an equipment lease with unaffiliated third parties, such equipment lease is in full force and effect and the Company is not in default thereunder. With respect to Partnership Equipment held by the Company under lease with the Partnership, such lease is in full force and effect and the Company has made all payments due thereunder except as set forth in Sellers Disclosure Schedule 2.4 with respect to certain lease payment obligations included in Funded Debt. The Company has not undertaken any action which, with the giving of notice or the passage of time or both, would result in a default under any lease of Equipment or Partnership Equipment. The Equipment and the Partnership Equipment are in good operating condition and repair and are suitable for use in the ordinary course of business of the Company, and include all machinery and equipment necessary to manufacture the products sold by the Company to operate the business of the Company as currently conducted.

      4.12 Title to Assets Generally. Except as stated in Sellers Disclosure
Schedule 4.12, the Company holds good and marketable title to its assets as reflected on the Balance Sheet and to all assets and properties whose ownership has been acquired by the Company after the Balance Sheet Date (except assets sold or consumed in the ordinary course of business subsequent to the Balance Sheet Date), free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances or restrictions.

      4.13 Contracts Listed; No Default. Sellers Disclosure Schedule 4.13 contains a complete and correct list as of the date hereof of all agreements, contracts and commitments of the following types, written or oral, to which the Company is a party or by which the Company or any of its properties is bound as of the date hereof: (i) mortgages, indentures, security agreements, letters of credit, loan agreements and other agreements, guarantees and instruments relating to the borrowing of money or extension of credit; (ii) employment, consulting, severance and agency agreements; (iii) collective bargaining agreements; (iv) bonus, profit-sharing, compensation, stock option, stock purchase, pension, severance, retirement, deferred compensation or other plans, trusts or funds for the benefit of employees, officers, agents or, directors (whether or not legally binding); (v) sales agency, manufacturer's representative or distributorship agreements; (vi) agreements, orders or commitments for the purchase of raw materials, supplies or finished products exceeding $2,500 in amount; (vii) agreements, orders or commitments, if any, for the sale of products exceeding

$2,500 in amount; (viii) licenses of intellectual property, transfer of technology or know how and other intellectual property rights; (ix) confidentiality agreements, including agreements binding any of the Company's employees; (x) agreements or commitments for capital expenditures in excess of $2,500 for any single project (it being warranted that all undisclosed agreements or commitments for capital projects do not exceed $10,000 in the aggregate for all projects); (xi) brokerage or finder's agreements; (xii) stockholders' agreements and any agreements restricting the transfer of any of the shares of the Company; (xiii) joint venture and partnership agreements;
(xiv) leases for real and personal property; and (xv) other agreements, contracts and commitments which in any case involve payments or receipts of more than $2,500. The Selling Stockholders have made available to the Purchaser complete and correct copies of all such written agreements, contracts and commitments, together with all amendments thereto, and provided accurate descriptions of all oral agreements listed in Sellers Disclosure Schedule 4.13. All agreements, contracts and commitments referred to in this Section 4.13 are in full force and effect in accordance with their respective terms and there does not exist thereunder as of the date hereof any default by the Company, any other party thereto, or any event or condition which, after notice or lapse of time or both, would constitute a default thereunder on the part of the Company, or any other party thereto. Company has not granted any powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction, except as set forth in Section 4.28.

      4.14 Related Party Transactions. Except as set forth in Sellers Disclosure
Schedule 4.14, the Company has not made any loans to any officer, director, shareholder or employee of the

Company, outstanding on the date of this Agreement, nor entered into any agreement or arrangement with any such person, or with a parent, child, spouse or sibling of such person, in which such person or any of such relatives has a material direct or indirect economic interest in such arrangement or agreement, other than compensation arrangements in keeping with the usual and customary practices of the Company.

      4.15 Customers and Customer Deposits. Set forth in Sellers Disclosure
Schedule 4.15 is a true and complete list of customers and customer deposits shown on the Balance Sheet, indicating for each customer the date on which the deposit was received, the amount of each deposit, the product(s) ordered, the total purchase price for each such product, the current stage of production and the estimated delivery date for the product(s) ordered. Except as therein set forth, each of the customer deposits represents a bona fide customer order for a product or products that the Company reasonably believe can be delivered in accordance with the specifications and upon the terms agreed to with the customer. The Company is not engaged in any material dispute with any customer, and the entering into and performance of this Agreement is not expected to result in any Material Adverse Change in the business relationship between the Company and its customers.

      4.16 Employee Benefit Plans. With respect to each employee benefit plan of the Company:

            (a) Sellers Disclosure Schedule 4.16 sets forth all pension, savings, retirement, health, insurance, severance and other employee benefit or fringe benefit plans, within the meaning of Section 3(3) of ERISA, maintained currently with respect to the business of the Company

(referred to herein as the "Plan" or "Plans"). With respect to each of the Plans, the Selling Stockholders have delivered to the Purchaser copies of: (i) Plan documents, and, where applicable, related trust agreements, and any related agreements which are in writing; (ii) summary Plan descriptions; (iii) the most recent Internal Revenue Service ("IRS") determination letter relating to each Plan for which a letter of determination was obtained; (iv) to the extent required to be filed, the most recent Annual Report (Form 5500 Series and accompanying schedules of each Plan and applicable financial statements) as filed with the IRS; (v) audited financial statements, if any.

            (b) Except as set forth in Sellers Disclosure Schedule 4.16, (i) in all material respects, each Plan conforms to, and its administration is in compliance with, all applicable requirements of law, including, without limitation ERISA and the Internal Revenue Code of 1986 (the "Code") and all rules and regulations promulgated pursuant thereto, and (ii) all of the Plans are in full force and effect as written, and all premiums, contributions and other payments required to be made by the Company under the terms of any pension plan as defined in Section 3(2) of ERISA (a "Pension Plan") or welfare plan as defined in Section 3(1) of ERISA (a "Welfare Plan") have been made. There are no Plan defects whether by plan, instrument or operation thereof, which would make any of the Plans eligible for any IRS voluntary compliance programs, including the IRS Voluntary Compliance Resolution Program (VCR), Standardized VCR Program, Closing Agreement Program (CAP), and/or Walk-In CAP.

            (c) Except as set forth in Sellers Disclosure Schedule 4.16, each Plan maintained by the Company with respect to its business that is a Pension Plan is qualified under Section 401(a) of the Code, and a favorable determination letter has been issued by the IRS with respect to each such qualified Pension Plan. No Plan maintained by the Company that is a Welfare Plan is funded through a voluntary employee beneficiary association as defined in Section 501(c)(9) of the Code.

            (d) Except as set forth in Sellers Disclosure Schedule 4.16, all required installments as defined in Section 412(m) of the Code required to be made by the Company or any trade or business (whether or not incorporated) under common control with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code (the "Controlled Group") before the Closing Date with respect to each Pension Plan will have been paid prior to the Closing Date. No Pension Plan maintained by the Company or the Controlled Group has incurred any "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code or Section 302 of ERISA.

            (e) Except as set forth in Sellers Disclosure Schedule 4.16, there are no multiemployer plans (as defined in Subsection 3(37) of ERISA) in which the Company or any other trade or business under common control (within the meaning of Section 414(b) or (c) of the Code) has ever participated or to which a contribution or other payment is required.

            (f) Except as set forth in Sellers Disclosure Schedule 4.16 or as required by COBRA, no Pension Plan has been terminated since January 1, 1996 in a termination which will result in any liability to be incurred by the Company under Title IV of ERISA. Except as indicated in Sellers Disclosure Schedule 3.16, none of the Pension Plans that are subject to Title IV of ERISA have been partially terminated or have been the subject of a "reportable event" as defined in Section 4043 of ERISA. No proceedings by the Pension Benefit Guaranty Corporation ("PBGC") to terminate any of the Pension Plans pursuant to Subtitle C of Title IV of ERISA have been instituted or threatened. All required premiums have been paid to the PBGC with respect to all Pension Plans.

            (g) Except as set forth in Sellers Disclosure Schedule 4.16 or as required by COBRA, the Company does not maintain any plan providing post-retirement benefits other than pension benefits provided under a Pension Plan qualified under Section 401(a) of the Code ("PostRetirement Benefits"). The Company is not liable for Post-Retirement Benefits under any plan not maintained by them. The Company has complied in all material respects with the requirements of Section 4980B of the Code and Sections 601 to 608 of ERISA relating to continuation coverage for group health plans.

            (h) Except as disclosed in Sellers Disclosure Schedule 4.16, with respect to each Pension Plan that is a "defined benefit plan" within the meaning of Section 414(j) of the Code, the present value of all accrued benefits under such Plan does not exceed the present value of the assets of such Plan, with both such amounts calculated as of the same date based on the actuarial assumptions established by the Company for funding. The Selling Stockholders have delivered to the Purchaser a true and complete copy of the most recent actuarial report for each such Pension Plan.

            (i) Except as disclosed in Sellers Disclosure Schedule 4.16, each Plan has filed all required reports, documents and notices with the IRS, the United States Department of Labor and the PBGC.

            (j) There are no investigations, proceedings, or lawsuits pending or, to the best knowledge of the Selling Stockholders or, threatened against any Plan by any administrative agency, whether local, state or federal.

            (k) Other than routine employee claims for benefits, there are no lawsuits or other claims pending or, to the best knowledge of the Selling Stockholders threatened against any Plan, the Company or any fiduciary (within the meaning of Section 3(21)(A) of ERISA) of a Plan brought on behalf of any participant, beneficiary or any such fiduciary thereunder, nor is there any reasonable basis for any such claim.

            (l) All amendments required to have been made prior to the date hereof to comply with applicable law (whether required by reason of the enactment of legislation or otherwise) have been adopted with respect to each Plan.

            (m) With respect to each Plan, (A) no nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred, and (B) no income has been received that constitutes "unrelated business taxable income" within the meaning of Section 512 of the Code or "unrelated debt-financed income" within the meaning of Section 514 of the Code.

            (n) All applicable local, state and federal income tax withholding obligations have been satisfied with respect to all benefits paid under each Plan.

            (o) Except as set forth in Sellers Disclosure Schedule 4.16:

                  (i) on or before January 1, 1999, the Company shall cause the Plans to be terminated, and, as to any Plan which requires prior notice of such termination to be given, the Company will issue such termination notice not later than November 20, 1998;

                  (ii) prior to the Closing Date, the Company shall make any and all filings and submissions then required under the Code or ERISA to the appropriate governmental agencies necessary in connection with such termination; and

                  (iii) prior to the Closing Date, the Company shall direct the trustees of the Plans to distribute any vested account balances to each Plan participant, as provided under each Plan, as soon as administratively practicable.

      4.17  Authorization and Non-Contravention; Consents.  Each of the Selling

Stockholders has full right, power and authority to enter into and to perform this Agreement. Except as set forth in Sellers Disclosure Schedule 4.17, each consent, authorization, order or approval of or filing or registration with, any governmental authority required in connection with the execution, delivery and performance of this Agreement by the Selling Stockholders has been or by the Closing Date will be obtained, and the execution and delivery of this Agreement and the performance thereof by the Selling Stockholders do not and will not:

            (a) violate any provision of the charter or bylaws of the Company or any law, order, arbitration award, judgment or decree to which either of them is a party or by which they or any of their properties are bound;

            (b) violate or breach, or result with the passage of time in the violation or breach of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the properties of the Company pursuant to, any provision of any mortgage, lien, lease, agreement, permit, indenture, license or instrument to which any of the Selling Stockholders or the Company is a party or by which any of them or the Company's properties are bound and which is material to the business of the Company as now or as proposed to be conducted; or,

            (c) violate or conflict with any other material restriction of any kind or character to which the Company is subject or by which any of its properties may be bound.

      4.18 Labor Relations. Except as described in Sellers Disclosure Schedule 4.18, there are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any or all of the Company's employees; no such petitions have been pending at any time within five years of the date of this Agreement, and, there has not been any organizing effort by any union or any other group seeking to represent any employees of the Company as their exclusive bargaining agent at any time within five years of the date of this Agreement; and there are no labor strikes, work stoppages or other labor troubles now pending or, threatened against the Company, nor have there been any such labor strikes, work stoppages or other labor troubles at any time within five years of the date of this Agreement.

      4.19 Insurance. Set forth in Sellers Disclosure Schedule 4.19 is a true, correct and complete listing of all insurance policies or binders of insurance which relate to the Company's business. Except as set forth in Sellers Disclosure Schedule 4.19:

            (a) the coverage under each such policy and binder is in full force and effect, and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Company;

            (b) there are no programs of self-insurance relating to the Company's business;

            (c) there are no pending or unpaid claims under any such insurance policy; and

            (d) no event has occurred which reasonably might form the basis of any claim against the Company relating to its business or operations or any of their assets or properties covered by any of the policies or binders set forth in such Schedule or which would reasonably be expected to increase materially the insurance premiums payable under any such policy or binder.

      4.20 Intellectual Property. Sellers Disclosure Schedule 4.20 sets forth a true and complete list, including, where applicable, the date of application, date of registration, date of issuance, date of termination, serial or registration number of each patent, trademark or copyright and the book value thereof, as of the Balance Sheet Date, of all intellectual property which is related to the business of the Company, and describes the extent of the interest of the Company and any third party therein. Except as stated in such Schedule, the right, title or interest of the Company in any intellectual property is free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances or other restrictions or limitations of any kind. The Company owns or has the legal right to use all intellectual property necessary for the non-infringing design, manufacture, use or sale, as the case may be, of all of the products, components of products and services which it, in its business as currently conducted, manufactures, uses or sells. Except as set forth in such Schedule, the Company has not, within the time period as to which liability is not barred by statute, infringed or misappropriated any intellectual property of another, received from another any notice or claim in respect thereto, committed any acts of unfair competition, or received from another any notice or claim in respect thereto.

      4.21 Compliance with Applicable Law. The Company, is in the conduct of its business and with respect to the properties owned or used by it, currently in compliance with all foreign, federal, state or local laws, statutes, ordinances, regulations and permits.

      4.22 Environmental Laws. Except as set forth in Sellers Disclosure
Schedule 4.22:

            (a) the Facility complies and has at all times complied with, and the Company is not in violation of and has not violated, in connection with the ownership, use, maintenance or operation of the Facility and the conduct of the business related thereto, any Environmental Laws;

            (b) the Company (i) has operated the Facility and has at all times received, handled, used, stored, treated, shipped and disposed of all Hazardous Material in compliance with all Environmental Laws and all other applicable health or safety statutes, ordinances, orders, rules, regulations or requirements, and (ii) has removed (or will remove prior to the Closing) from the Facility all Hazardous Material, other than those permitted to be retained by the Company at the Facility pursuant to applicable law or valid permits or other approvals issued by relevant governmental authorities and such removal has or will be effected through a waste disposal hauler properly qualified under Environmental Laws, with no residual or subsequent liability to the Company;

            (c) no work, repairs, construction or capital expenditures with respect to the Facility are necessary in order to bring it into compliance with or avoid violation of any Environmental Laws;

            (d) to the best knowledge of the Selling Stockholders and after reasonable inquiry, no Hazardous Material has been released into the environment or deposited, discharged, placed or disposed of at, on or near the Facility, nor has the Facility been used at any time by any person as a landfill or a waste disposal site;

            (e) no notices of any violation of any of the matters referred to in subsections (a) through (d) above relating to the Facility or its use have been received by the Company, and there are no outstanding writs, injunctions, decrees, orders or judgments or pending or threatened lawsuits, claims, proceedings or investigations relating to the ownership, use, maintenance or operation of the Facility, nor is there any basis for the institution or filing of such lawsuits, claims, proceedings or investigations;

            (f) there are no monitoring wells at the Facility for monitoring hazardous leachate or other Hazardous Materials or releases;

            (g)   there are no subsurface tanks situated at the Facility;

            (h) there is no evidence of PCB contamination from any power transformer, capacitor or any other source at the Facility;

            (i)   there is no asbestos-containing material at the Facility; and

            (j) the Company knows of no fact or circumstance that would reasonably be expected to give rise to any future civil, criminal or administrative proceedings against them under any Environmental Laws.

      4.23 Litigation. Except as set forth in Sellers Disclosure Schedule 4.23, there is no action, suit, proceeding or investigation pending or, threatened against the Company, and there are no facts known to the Selling Stockholders which would reasonably be expected to serve as the basis for any such action, suit, proceeding or investigation; and the Company is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality.

      4.24 Unlawful Payments. The Company has not, directly or indirectly, made any of the following payments: (i) illegal political contributions, (ii) payments from corporate funds not recorded or falsely recorded on its books and records, (iii) payments from corporate funds to governmental officials in their individual capacities for the purpose of obtaining favorable treatment in securing business or licenses or to obtain special concessions, or (iv) illegal payments from corporate funds to obtain or retain business.

      4.25 Permits. Sellers Disclosure Schedule 4.25 lists all permits, licenses, orders and approvals held by the Company and designates those whose issuance or renewal is currently pending, and:

            (a) the Company holds all permits, licenses, orders and approvals of all foreign, federal, state or local governmental or regulatory bodies required to conduct their business as currently conducted; all such permits, licenses, orders and approvals are in full force and effect, no suspension or cancellation of any of them is threatened; and none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated in this Agreement;

            (b) the Company is currently in compliance with the rules and regulations of all governmental agencies having authority over it, including, without limitation, agencies concerned with export and import licenses, occupational safety, environmental protection and employment practices, the failure to comply with could adversely affect its business, operations, earnings or financial condition;

            (c) the Company has not received notice of violation of any such rules or regulations within the last five years, which could result in any liability to the Company for penalties or damages or any injunction or governmental order or decree; and

            (d) with respect to a pending operations permit from the State of Illinois, the Selling Stockholders know of no reason why such permit should not be issued in the ordinary course, and the absence of such permit will not result in any Material Adverse Change.

      4.26 Restrictive Covenants. Sellers Disclosure Schedule 4.26 lists all agreements containing restrictive covenants to which the Company is a party, except as so set forth, the Company is not a party to any agreement, contract or covenant limiting its freedom in competing in any line of business or with any person or other entity in any geographic area.

      4.27  Tax Matters.

      (a) Except as set forth in Sellers Disclosure Schedule 4.27:

            (i) All federal, state and local income, payroll, sales, use, transfer, franchise, recordation and other tax returns, and all reports of estimated federal, state and local taxes, required to be filed to date by or on behalf of the Company, have been duly filed on a timely basis, and such tax returns and reports of estimated taxes are true, complete and correct to the best knowledge of the Selling Stockholders after reasonable inquiry. All taxes shown on such returns or otherwise payable with respect thereto (the term "tax" or "taxes" for purposes of this Agreement being deemed to include interest, penalties and related charges) have been paid in full on a timely basis (unless otherwise indicated in such Schedule), and no other taxes are payable by the Company with respect to items or periods covered by such returns (whether or not shown on or reportable on such returns). The Company has withheld and paid over all taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no liens on any of the assets of the Company with respect to taxes, other than liens for taxes not yet due and payable or for a tax liability that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, as set forth in Sellers Disclosure
            Schedule 4.27. The Company is not currently the beneficiary of any extension of time to file any return. No claim has ever been made by an authority in a jurisdiction where the Company does not file returns that they may be subject to tax by that jurisdiction.

            (ii) Purchaser has been furnished by the Selling Stockholders or the Company with true and complete copies of (A) all tax audit reports, statements of deficiencies, and closing or other agreements received by the Company relating to taxes, and (B) all federal, state and local income, franchise or other tax returns for the Company, in each case for all periods ending on and after December 31, 1995. The Company has not done and is not doing business and has not derived and is not deriving income from activities conducted (except to the extent protected by P.L. 86-272), in any state, local, territorial or foreign taxing jurisdiction other than those for which all tax returns have been furnished to Purchaser.

            (iii) Except as set forth in Schedule 4.27, the returns of the Company have not been audited by a government or taxing authority, nor is any such audit in process, pending or, to the best knowledge of the Selling Stockholders threatened (either in writing or orally, formally or informally). Except as set forth in Schedule 4.27, no deficiencies exist, and no deficiencies have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to taxes of the Company, and the Company has not received notice (either in writing or orally, formally or informally) or expects to receive notice that it has not filed a return or paid taxes required to be filed or paid by it. The Company is not a party to any action or proceeding for assessment or collection of taxes, and no such action or proceeding has been asserted or threatened (either in writing or orally, formally or informally) against the Company or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to taxes or returns of the Company. The Company has disclosed on federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty, and such disclosures are reflected in the copies of tax returns delivered to Purchaser.

            (iv) The Company is not , nor has it been, a party to any tax-sharing agreement or arrangement.

            (v) The Company has not made an election under Section 338 of the Code or has taken any action that would result in any income tax liability as a result of a deemed election within the meaning of
            Section 338 of the Code. The Company is not a "consenting corporation" under Section 341(f) of the Code. The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 28OG of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. The Company has not made or will make (A) a deemed dividend election under Treasury Regulations Section 1.1502-32(f)(2) or (B) a consent dividend filing under Section 565 of the Code. The Company has not agreed to, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

      (b) Sellers Disclosure Schedules and the Financial Statements contain an accurate and complete description of the adjusted tax basis of the Company in its assets as of December 31, 1997, its current earnings and profits, tax carryovers, excess loss accounts, tax elections affecting the Company, and deferred intercompany transactions. Except as disclosed in the Sellers Disclosure Schedules, the Company has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384, or the federal consolidated return regulations.

      4.28 Bank Accounts and Powers of Attorney. Sellers Disclosure Schedule
4.28 lists the name of each bank, savings and loan, or other financial institution, in which the Company has an account, including cash contribution accounts or safe deposit boxes, the names of all persons authorized to draw thereon or to have access thereto, and the names of any persons holding powers of attorney with respect to the business of the Company and a summary of the terms thereof.

      4.29 Corporate and Fictitious Names. Except as disclosed in Sellers Disclosure Schedule 4.29, the Company has not been known by or used any other corporate or fictitious name.

      4.30 Absence of Certain Recent Changes. Except as disclosed in Sellers Disclosure Schedule 4.30, since the date of the Letter of Intent, the Company has conducted its operations only in the ordinary and usual course of business, in a manner consistent with past and present practices (including without limiting the foregoing practices concerning the maintenance of the Equipment and Partnership Equipment) and has not:

            (a) suffered either any Material Adverse Change in its financial condition, results of operations or business or any other event or condition of any character that might reasonably be expected to have a material adverse effect on its business or prospects, including any liability, loss, damage or expense outside the ordinary course of business, except for any such Material Adverse Change or other event or condition disclosed in an updated Sellers Disclosure Schedule to be provided to Purchaser in accordance with the provisions of Section 7.10 of this Agreement;

            (b) suffered any loss or prospective loss of one or more dealers, suppliers or customers, or altered any contractual arrangement with any one or more of its dealers, suppliers or customers, the loss or alteration of which, either individually or in the aggregate, would have a material adverse effect on the business or prospects of the Company, except for any such loss or alteration disclosed in an updated Sellers Disclosure Schedule to be provided to Purchaser in accordance with the provisions of Section 7.10 of this Agreement;

            (c) made any capital expenditure or commitments for the acquisition or construction of any single item of property, plant or equipment in excess of $5,000;

            (d) amended or terminated any lease, contract or material commitment to which the Company is a party;

            (e) entered into any transaction not in the ordinary course of business or otherwise inconsistent in any respect with the past practices or conduct of the business of the Company;

            (f) declared, set aside or paid any dividend or other distribution in respect of the shares of the Company;

            (g) sold any accounts receivable, disposed of any inventories other than in the ordinary course of business or accrued any liabilities not in the ordinary course of business;

            (h) changed any material accounting principle, material procedure or material practice followed by the Company or the method of applying such principle, procedure or practice;

            (i) incurred any indebtedness for borrowed money, except for indebtedness incurred in the ordinary course of business under the revolving credit facility included in the LaSalle Bank Agreement;

            (j) created, assumed or permitted to exist any lien, pledge, security interest, encumbrance or mortgage of any kind on any of its properties or assets;

            (k) permitted the occurrence or continuance of any default under any agreement;

            (l) acquired the securities or substantially all of the assets of any other entity;

            (m) merged or consolidated with any entity;

            (n) established or agreed to establish any pension, retirement, profit-sharing, deferred compensation or other employee benefit or welfare plan for the employees of the Company;

            (o) increased the rate of compensation payable or to become payable to the Company's officers or employees or increased the amounts paid or payable to such officers or employees under any Plan, or made or increased any arrangements made for or with any of such officers or employees for the payment of any bonus or profit-sharing amounts; provided, however, that amounts payable to the Principal Stockholders as year-end bonuses under the Company's 401K plan and any related drawing account, in accordance with prior Company practice, shall not constitute a prohibited payment under this clause (o);

            (p) entered into any employment or similar contract with any officer or employee;

            (q) amended in any material respect or terminated any Plan or agreement concerning employee benefits or compensation or made awards or distributions under any such Plan or agreement not consistent with past practice or custom except as contemplated herein; and

            (r) entered into any contract (including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements) which (A) contain a grant or other transfer, whether present, retroactive, prospective, or contingent, by it of any rights in any Intellectual Property, or (B) contain a promise made by or to it to pay any lump sum or royalty or other payment or consideration with respect to the acquisition, practice or use of any intellectual property.

      4.31 OSHA. Except as otherwise provided in Sellers Disclosure Schedule 4.31, during the five years immediately prior to the date of this Agreement, the Company has not been cited for any violations of the Occupational Safety and Health Act of 1970, as amended, nor are there any citations pending as a result of inspections of the Company for noncompliance with such Act. Except as otherwise provided in such Schedule, each of the conditions which resulted in the issuance of a citation has been abated or otherwise corrected to the satisfaction of the Occupational Safety and Health Administration as of the date of this Agreement.

      4.32 Immigration Matters. Except as set forth in Sellers Disclosure
Schedule 4.32, the Company has properly completed and maintained Forms I-9 on all persons who became employed by the Company for the past three years, and any alien employee of the Company is employed pursuant to a valid temporary work authorization. Such Schedule lists the names of any alien employees who are required to have temporary work authorizations, the date of their employment and their job titles and responsibilities, and attached to such Schedule is the Form I-9 for each such person.

      4.33 Brokers. No finder, broker, or agent (i) has acted for or on behalf of Selling Stockholders or the Company in connection with negotiation or consummation of this Agreement or the transactions contemplated hereby or (ii) is entitled to any commission or finders fee in connection therewith. Any claim by such finder, broker or agent shall be the obligation of the Selling Stockholders.

      4.34 Year 2000 Issue. The Company has reviewed the areas within its business and operations which could be adversely affected by the risk that certain material computer applications used by the Company (or any of its material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Change to the Company or its operations.

      4.35 Funded Debt; No Default. Except as set forth in Sellers Disclosure
Schedule 4.35, the Company is not in default under the terms and conditions of the Funded Debt, and the Company is not aware of, and has not received notice of any event or condition that, would create a Company default under the terms and conditions of the Funded Debt. The aggregate principal amount of Funded Debt is listed in Sellers Disclosure Schedule 2.4.

      4.36 Subordinated Debentures; No Default. Except as set forth in Sellers Disclosure Schedule 4.36, the Company is not in default of any terms and conditions governing the Subordinated Debentures. The aggregate outstanding principal amount of the Subordinated Debentures is $1,000,000.

      4.37 Accuracy of Information Furnished. No statement or information given by the Selling Stockholders or the Company contained in this Agreement or in any Sellers Disclosure Schedule or other Schedule annexed hereto or in the Financial Statements, and no statement contained in any certificate, confirmation, exhibit or other instrument or document furnished or to be furnished by or on behalf of the Selling Stockholders or the Company to the Purchaser or Purchaser's representatives pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary to make the statements contained herein or therein not misleading.

              V. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

      The Partnership and Carl E. Carlson and Wayne L. Sorensen as general partners, jointly and severally, make the following representations and warranties to the Purchaser, each of which shall be deemed material, and the Purchaser, in executing, delivering and consummating the transactions contemplated by this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties:

      5.1 Partnership Existence and Authority. The Partnership is a general partnership, duly organized and validly existing under the laws of the State of Illinois. The Partnership exists and remains in existence under the laws of the State of Illinois. The copy of the Partnership's articles of organization or Partnership Agreement, as amended to date, delivered to Purchaser, are true and complete.

      5.2 Capacity of the Partners. Carl E. Carlson and Wayne L. Sorensen (the "Partners") are the general partners of the Partnership and have full authority and capacity to make, execute and deliver this Agreement and to carry out the transactions contemplated hereby on behalf of the Partnership. The Partners constitute the only partners of the Partnership.

      5.3 No Broker. No finder, broker, or agent (i) has acted for or on behalf of Partnership in connection with the negotiation or consummation of this Agreement or the transactions contemplated hereby or (ii) is entitled to any commission or finders fee in connection therewith. Any claim by such finder, broker or agent shall be the obligation of the Partners.

      5.4 Title to Partnership Equipment. Except as set forth in Sellers Disclosure Schedule 5.4, the Partnership has good and marketable title to the Partnership Equipment, free and clear of all liens, claims, encumbrances, security interests or restrictions on transfer. Subject to any liens or encumbrances set forth in Schedule 5.4, the Partnership will convey good and marketable title to the Partnership Equipment to the Purchaser at the Closing.

      5.5 Non-Contravention; Consents. Except as set forth in Sellers Disclosure
Schedule 5.5, each consent, authorization, order or approval of or filing or registration required in connection with the execution, delivery and performance of this Agreement by the Partners has been or by the Closing Date will be obtained, and the execution and delivery of this Agreement and the performance thereof by the Partnership does not and will not:

            (a) violate any provision of the of the Partnership or any law, order, arbitration award, judgment or decree to which either of them is a party or by which they or any of their assets are bound;

            (b) violate or breach, or result with the passage of time in the violation or breach of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of the Partnership Equipment pursuant to, any provision of any mortgage, lien, lease, agreement, permit, indenture, license or instrument to which the Partnership properties are bound and which is material to the business of the Partnership as now or as proposed to be conducted; or,

            (c) violate or conflict with any other material restriction of any kind or character to which the Partnership Equipment is subject.

      5.6 Condition of Partnership Equipment. The Partnership Equipment is free from material defect, patent or latent, has been maintained in accordance with good industry practice, is in good operating condition and repair, subject to normal wear and tear in the ordinary course, and is suitable for the purposes for which it is being acquired by the Purchaser.

      5.7 Books and Records. Except as set forth in Sellers Disclosure Schedule 5.7, the books and records of the Partnership are true, accurate and complete in all material respects and have been maintained in accordance with GAAP applied on a consistent basis.

      5.8 No Undisclosed Liabilities. Sellers Disclosure Schedule 5.8 lists each and every liability of the Partnership (whether accrued, absolute, contingent or otherwise). Except as set forth in Sellers Disclosure Schedule 5.8, to the best knowledge of the Partners, the Partnership is not subject to any material liability (defined, for purposes of this Section 5.8, as any single item in excess of $2,500), whether absolute, contingent, accrued or otherwise, other than (i) liabilities of the same nature as those set forth in Disclosure
Schedule 5.8 which were incurred by the Partnership in the ordinary course of business, (ii) liabilities arising under existing agreements to which the Partnership is a party (excluding liabilities arising on account of breaches by the Partnership of such existing agreements which breaches are not disclosed in the Sellers Disclosure Schedule), and (iii) other liabilities disclosed in the Sellers Disclosure Schedule. Except as disclosed herein, the Partnership has no material unrealized or anticipated losses, in excess of $2,500 for a single item, from unfavorable commitments.

      5.9 Contracts Listed; No Default. Sellers Disclosure Schedule 5.9 contains a complete and correct list as of the date hereof of all agreements, contracts and commitments of the following types, written or oral concerning the Partnership Equipment, by which the Partnership is bound as of the date hereof, including: (i) mortgages, indentures, security agreements, letters of credit, loan agreements and other agreements, guarantees and instruments relating to the borrowing of money or extension of credit by the Purchaser; (ii) licenses of intellectual property, transfer of technology or know how and other intellectual property rights; (iii) leases for real and personal property; and (iv) other agreements, contracts and commitments which in any case involve payments or receipts of more than $2,500. The Partnership has made available to the Purchaser complete and correct copies of all such written agreements, contracts and commitments, together with all amendments thereto, and provided accurate descriptions of all oral agreements listed in Sellers Disclosure Schedule 5.8. All agreements, contracts and commitments referred to in this Section 5.9 are in full force and effect in accordance with their respective terms and there does not exist thereunder as of the date hereof any default by the Partnership, any other party thereto, or any event or condition which, after notice or lapse of time or both, would constitute a default thereunder on the part of the Partnership, or any other party thereto. The Partnership has not granted any powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

      5.10 Insurance. Set forth in Sellers Disclosure Schedule 5.10 is a true, correct and complete listing of all insurance policies or binders of insurance which relate to the Partnership Equipment. Except as set forth in such Schedule:

            (a) the coverage under each such policy and binder is in full force and effect, and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Partnership;

            (b) there are no pending or unpaid claims under any such insurance policy; and

            (c) no event has occurred which reasonably might form the basis of any claim against the Partnership relating to the Partnership Equipment by any of the policies or binders set forth in the Schedule or which would reasonably be expected to increase materially the insurance premiums payable under any such policy or binder.

      5.11 Partnership Equipment. Sellers Disclosure Schedule 5.11 lists each item of Partnership Equipment with an original cost on the books of the Partnership in excess of $1,000 per item. All of such Partnership Equipment is owned by the Partnership, free and clear of any liens, charges, encumbrances or security interests, except as set forth in Sellers Disclosure Schedules 5.4 and
5.11. With respect to any Partnership Equipment subject to a capital lease between the Partnership and third parties, such capital lease is in full force and effect and the Partnership is not in default thereunder. The Partnership Equipment is in possession of the Company pursuant to an equipment lease between the Partnership and the Company described in Sellers Disclosure Schedule 4.11 and 4.13, which lease is in full force and effect. The Company is not in default under such lease, or any default thereunder has been waived subject to the Company's obligation to repay the Partnership the amount owed by the Company to the Partnership as set forth in Sellers Disclosure Schedule 2.4. The Partnership has not undertaken any action which, with the giving of notice or the passage of time or both, would result in any such default.

      5.12  Partnership Tax Liabilities.

            (a) Except as set forth in Sellers Disclosure Schedule 5.12, the Partnership and the Partners have filed or caused to be filed all federal, state and local income, payroll, sales, use, transfer, franchise, recordation and other tax returns, and all reports of estimated federal, state and local taxes, required to be filed in connection with the business and property of the Partnership. Such tax returns and reports of estimated taxes are true, complete and correct to the best knowledge of the Partnership and the Partners, and all taxes shown on such returns or otherwise payable with respect thereto (the term "tax" or "taxes" for purposes of this Agreement, being deemed to include interest, penalties and related charges) have been paid in full on a timely basis (unless otherwise indicated in such Schedule), and no other taxes are payable by the Partnership or the Partners with respect to items or periods covered by such returns (whether or not shown on or reportable on such returns).

            (b) The sale of the Partnership Equipment to the Purchaser will be exempt from any sales or use taxes imposed by the State of Illinois.

            (c) The Partnership and the Partners will be responsible for filing, and will file in a timely manner, any required federal, state and local income, payroll, sales, use, transfer, franchise and recordation tax return in respect of the sale of the Partnership Equipment, and all tax obligations in connection therewith shall be the responsibility of the Partnership and the Partners.

      5.13 Accuracy of Information Furnished. No statement or information given by the Partnership contained in this Agreement or in any Sellers Disclosure Schedule or other Schedule annexed hereto, and no statement contained in any certificate, confirmation, exhibit or other instrument or document furnished or to be furnished by or on behalf of the Partnership or to the Purchaser or Purchaser's representative pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary to make the statements contained herein or therein not misleading.

                        VI. REPRESENTATIONS OF PURCHASER

            The Purchaser represents and warrants to the Sellers acknowledging that they are relying thereon, as follows:

      6.1 Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly approved by the Purchaser's Board of Directors. The Purchaser has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate such transactions in accordance with the terms and conditions of this Agreement. This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

      6.2 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      6.3 Non-Contravention. The execution, delivery and performance of this Agreement by Purchaser do not and will not (i) conflict with the charter or the by-laws of Purchaser, (ii) violate any order, writ, injunction, or decree applicable to Purchaser or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or create any rights of termination, cancellation, or acceleration in any person under, any contract, agreement, arrangement, commitment, license, lease, easement, permit, right of way or understanding or violate any provisions of any laws, ordinances, rules or regulations to which Purchaser is a party or by which Purchaser or any of its assets, business or operations is bound; provided, however, that Purchaser may be required to obtain the consent of First Union National Bank and First Union Investors to its execution of this Agreement.

      6.4 No Broker. No finder, broker, or agent (i) has acted for or on behalf of Purchaser in connection with negotiation or consummation of this Agreement or the transactions contemplated hereby or (ii) is entitled to any commission or finders fee in connection therewith. Any claim by such finder, broker or agent shall be the obligation of the Sellers.

                     VII. CONDUCT PENDING CLOSING; COVENANTS

      7.1 Access and Information. From the date of this Agreement until the
Closing:

            (a) The Selling Stockholders shall cause the Company to permit Purchaser and Purchaser's counsel, accountants, investment bank, commercial bank and other representatives full access during normal business hours and upon reasonable notice to (i) all of the properties, assets, books, records, files, agreements, and other documents of the Company, and (ii) to all Partnership Equipment for purposes of inspecting and appraising same;

            (b) The Sellers shall furnish to Purchaser and its representatives all information with respect to the Company and the Partnership as Purchaser may reasonably request; and

            (c) As agreed between the Company and the Purchaser, the Sellers shall permit and facilitate communications between Purchaser and all providers, suppliers and other persons having dealings with the Company, and all persons or entities maintaining, servicing, repairing or financing the Partnership Equipment.

      7.2 Cooperation and Publicity. From the date of this Agreement until the Closing, the Selling Stockholders will cause the Company and its officers and employees to cooperate with Purchaser and its representatives in planning for the post-Closing operations of the Company and Purchaser on a combined basis, including the possible merger or consolidation of the Company with the Purchaser. In addition, the Selling Stockholders and Purchaser will consult with each other before making any public announcements with respect to the transactions contemplated hereby, and any public announcements shall be made only at such time and in such manner as the Selling Stockholders, and Purchaser shall mutually agree.

      7.3 Other Proposals to Selling Stockholders. From the date of this Agreement until the Closing (provided that this Agreement has not been terminated pursuant to Article X hereof), the Selling Stockholders will not, directly or indirectly, whether through representatives or otherwise, solicit or encourage any written inquiries or proposals for the acquisition of the Shares or all or substantially all of the assets or the business of the Company, and the Selling Stockholders and will promptly inform Purchaser of any unsolicited offers from third parties for the purchase of the shares of the Company or the purchase of its assets.

      7.4 Notification by Selling Stockholders. Each of the Selling Stockholders shall give prompt notice to Purchaser of:

            (a) any notice or other communication received by him or the Company, or any occurrence or state of facts of which he or it shall become aware, subsequent to the date of this Agreement and prior to the Closing Date, which would cause any representation or warranty of the Selling Stockholders to be or become untrue or misleading under this Agreement, or which relate to a default (or event which with notice or lapse of time or both would become a default) under any contract, agreement or instrument to which the Company is a party or by or to which either the Company or the Selling Stockholders any of their respective property is bound or subject; and

            (b) Any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with this Agreement and the performance thereof.

      7.5 Conduct of Business. From the date of this Agreement until the Closing Date, the Selling Stockholders will cause, and from the date of the Letter of Intent until the date of this Agreement have caused, the business conducted by the Company to be operated in the ordinary and usual course of business, in a manner consistent with past and current practices, and in compliance with the terms of this Agreement. Without limiting the generality of the foregoing, the Selling Stockholders shall cause the Company to:

            (a) preserve intact its business, organization and relationships with employees, agents, customers and others having business dealings with it;

            (b) complete or maintain in full force and effect all existing contracts;

            (c) preserve its goodwill;

            (d) pay all of its respective accounts payable and other obligations as they become due;

            (e) maintain in force its respective existing insurance policies;

            (f) observe all commitments and perform all obligations imposed on the Company under any contract, arrangement or understanding or required under any applicable statute, regulation, ruling, decree, judgment or directive; and

            (g) properly maintain, service and repair all of the Company's Equipment and the Partnership Equipment in accordance with good industry practice.

      7.6 Prohibited Activities. From the date of this Agreement until the Closing Date, the Sellers shall take all measures necessary to ensure that the Company and the Partnership will not, without Purchaser's express written consent:

            (a) issue, sell or contract to sell any stock, notes, bonds, Partnership interests or other securities, or any option to purchase the same, or enter into any agreement with respect thereto:

            (b) amend the charter or bylaws of the Company and the Partnership agreement;

            (c) redeem, repurchase, or otherwise acquire any interest in the Partnership or any Shares or securities convertible into or exchangeable for such Shares or enter into any agreement to do so;

            (d) initiate any legal proceedings, including suits and administrative proceedings in either the United States or foreign countries; provided, however, that if any such proceeding is commenced without such consent, the Sellers will be responsible for the costs and expenses

(including attorneys fees) of such proceeding and any adverse judgment or award rendered as a result thereof;

            (e) suffer either any Material Adverse Change in the financial condition, results of operations or business of the Company and the Partnership or any other event or condition of any character that might reasonably be expected to have a Material Adverse Change on the Company and the Partnership, including any liability, loss, damage or expense outside the ordinary course of business;

            (f) suffer any loss or prospective loss of one or more dealers, suppliers or customers, or alter any contractual arrangement with any one or more of such dealers, suppliers or customers, the loss or alteration of which, either individually or in the aggregate, would have an adverse effect on the business of the Company;

            (g) make any capital expenditures or commitments for the acquisition or construction or lease of any single item of property, plant, machinery or equipment in excess of $5,000; and, for more than a single item, in excess of $10,000 in the aggregate;

            (h) amend or terminate any lease, contract or material commitment to which the Company or the Partnership is a party;

            (i) declare, set aside or pay any dividend or other distribution in respect of the capital stock of the Company and the capital of the Partnership;

            (j) sell any accounts receivable, dispose of any inventories other than in the ordinary course of business or accrue any liabilities not in the ordinary course of business;

            (k) change any material accounting principle, material procedure or material practice followed by the Company and the Partnership or the method of applying such principle, procedure or practice;

            (l) incur any indebtedness for borrowed money, other than for working capital under the revolving credit line pursuant to the LaSalle Bank Agreement;

            (m) create, assume or permit to exist any lien, pledge, security interest, encumbrance or mortgage of any kind on any of the properties or assets of the Company and the Partnership, other than pursuant to the LaSalle Bank Agreement, and then only in the ordinary course of business ;

            (n) permit the occurrence or continuance of any default under any agreement for Funded Debt, except with respect to the Subordinated Debentures as set forth in Section 4.36 of the Sellers Disclosure Schedule;

            (o) acquire the securities or substantially all of the assets of any other entity;

            (p) merge or consolidate with any entity other than Purchaser;

            (q) sell any assets other than in the ordinary course of business of the Company, except for the Emission Credits referred to in Section 7.12.

            (r) increase the rate of compensation payable or to become payable to the Company's and the Partnership's officers or employees or increase the amounts paid or payable to such officers or employees under any Plan, or make or increase any arrangements for the payment of any bonus or profit-sharing amounts provided, however, that amounts payable to the Principal Stockholders as year-end bonuses under the Company's 401K plan and any related drawing account, in accordance with prior Company practice, shall not constitute a prohibited payment under this clause (r);

            (s) enter into any employment or similar contract with any officer or employee;

            (t) adopt, amend in any material respect or terminate any Plans, severance plan or agreement or collective bargaining agreement or make awards or distributions under any such plan or agreement, except as otherwise contemplated by Section 7.9 hereof;

            (u) enter into any material contract (including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and loans or security agreements) concerning any rights in any Intellectual Property;

            (v) make any change in the business conducted by the Company or the Partnership;

            (w) agree, whether in writing or otherwise, to take any action described in this Section 7.6;

            (x) permit the relocation of the Partnership Equipment, the incurring or imposition of any lien or encumbrance on the Partnership Equipment (except as set forth in Sellers Disclosure Schedules 5.4 and 5.11) which would grant, convey or create an interest or claim of any third party in or to the Partnership Equipment; and

            (y) except with Purchaser's consent, not to be unreasonably withheld or delayed, file any amended tax returns, original tax returns after the due date thereof, or enter into any tax settlement or closing agreements with any federal, state or local tax authority.

      7.7 Certain Affirmative Covenants. Prior to the Closing Date, the Selling Stockholders will cause the Company and the Partners will cause the Partnership, with the cooperation of Purchaser where appropriate, to:

            (a) comply promptly with all filing requirements, if any, which foreign, federal or state law may impose on the execution, delivery and performance of this Agreement; and

            (b) use their best efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or other third party, including without limitation, the Company's and the Partnership's Funded Debt and other lenders and landlords and those persons or entities who are parties to the agreements or instruments described in the Sellers Disclosure Schedules, whose consent is or may be required to be obtained by the Company or the Partnership in connection with the consummation of the transactions contemplated in this Agreement, including without limitation, any consent, authorization or approval necessary to waive any default under any of such agreements or instruments.

      7.8 Tax Liabilities and Information.

            (a) The Selling Stockholders shall cause the Company and the Partners shall cause the Partnership to prepare and timely file all tax returns and amendments thereto and reports of estimated taxes required to be filed by them on or before the Closing Date. The time for filing such returns and reports will not be extended without Purchaser's consent, and, if such late filing occurs or such an extension is obtained (as to which Purchaser shall be informed in each case) without Purchaser's consent, the Sellers shall be responsible for any interest, penalties or assessments or other costs resulting from such late filing or extension. Purchaser shall have a reasonable opportunity to review such returns, reports and amendments thereto prior to filing, and , if Purchaser shall make specific objection thereto, such return, report or amendment shall be corrected to incorporate such objection. From the date of this Agreement until the Closing Date, the Selling Stockholders will cause the Company and the Partners will cause the Partnership to pay and discharge all taxes, assessments and governmental charges upon or against them or any of their properties or assets, including liabilities for estimated tax payments, and all interest and penalties, except to the extent and as long as:

            (i) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any adverse effect upon the condition (financial or otherwise) or operations of the Company and the Partnership; and

            (ii) the Company and the Partnership shall have set aside on its respective books reserves (segregated to the extent required by sound accounting practice) in the amount of demanded from the Company or the Partnership, together with interest and penalties relating thereto, if any.

Between the date of this Agreement and the Closing Date, the Sellers shall give Purchaser and its authorized representatives full access to all tax returns and estimated tax reports of the Company and the Partnership, whether in their possession or in the possession of third parties. The Sellers and the Company shall, as of the Closing Date, terminate all tax allocation agreements and shall ensure that such agreements are of no further force or effect.

            (b) With respect to the Company and the Partnership tax returns and reports required to be prepared and filed after the Closing Date for any prior period through the Closing Date

("Post-Closing Returns"): (i) the Sellers will prepare, sign and timely file all Post-Closing Returns, and, for this purpose, shall have access after the Closing Date to the appropriate tax and financial records of the Company and the Partnership as set forth in subsection (f) of this Section 7.8; (ii) the Purchaser shall have a reasonable opportunity to review such returns prior to the filing thereof; and (iii) any taxes shown by the Post-Closing Returns to be payable in the ordinary course shall be the responsibility of the Company and the Partnership, subject to the provisions of the following subsection.

            (c) Notwithstanding any other provision of this Agreement to the contrary, if, as the result of any tax audit, examination, or proceeding by any tax authority, any deficiency, assessment, interest or penalty is asserted (whether before or after the Closing) against the Company and the Partnership with respect to any period prior to and through the Closing Date, any liability in respect thereof (including, in addition to tax, penalty and interest, any legal and accounting fees related thereto) shall be the responsibility of the Sellers (and not the obligation of the Company or the Purchaser) to the extent, that any such deficiency, assessment, interest or penalty exceeds the tax benefit received by Purchaser or the Company and the Partnership with respect to the item which is the subject of such tax audit, examination or proceeding; provided, however, that if the subject deficiency, assessment, interest or penalty results in a tax benefit to be received by refund claims, then such deficiency, assessment, interest or penalty shall be paid in full from the Escrow Fund described in Section 10.2, and Purchaser will cause to be filed any and all applicable refund claims and will reimburse the Escrow Fund if, as and when any such refund (and any interest thereon) is received.

            (d) The Purchaser shall be responsible for preparing and filing any of the Company tax returns required for any period commencing on or after the Closing Date, and for any tax liabilities in connection therewith.

            (e) The Purchaser and the Sellers agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Company and the Partnership as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to tax matters, for the preparation for and proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding relating to tax matters and for the answer to any governmental or regulatory inquiry relating to tax matters.

            (f) The Purchaser agrees to retain possession of all accounting, business, financial and tax records and information (i) relating to the Company and the Partnership and which are in existence on the Closing Date and are transferred to the Purchaser hereunder and (ii) coming into existence after the Closing Date which relate to the Company and the Partnership before the Closing Date, for a period not to exceed six years from the Closing Date. In addition, from and after the Closing Date, the Purchaser agrees that it will not unreasonably withhold access by the Sellers and their attorneys, accountants and other representatives (after reasonable notice and during normal business hours and with reasonable charge), to such books, records, documents and any or all other information relating to the Company and the Partnership as the Sellers and may reasonably deem necessary to prepare for, file, prove, answer, prosecute and/or defend any such return, filing, audit, protest, claim, suit, inquiry or other proceeding.

            (g) If prior to the Closing, the Company and the Partnership shall
(i) fail to file reports of estimated federal, state, and local income, payroll, franchise and other taxes due for the year ended December 31, 1998 and (ii) fail to pay all such estimated taxes and interest and penalties reflected therein, the Purchaser shall deduct from the Net Cash Payment the sum of $250,000 (in addition to the Escrow Fund to be so deducted as set forth in Section 2.8), and such sum of $250,000 shall be added to and shall constitute a portion of the Escrow Fund to be applied in accordance with Section 10.2

      7.9 Termination of Employee Benefit Plans. On or before the Closing Date, the Selling Stockholders will cause the Company to take all actions necessary to terminate, effective on or prior to the Closing Date, the Plans to be terminated on or prior to the Closing Date, listed in Section 4.16 of Sellers Disclosure Schedule, and such termination shall be accomplished without requiring any contributions or payments after the Closing Date by the Company or Purchaser; provided, however, that if notice prior to termination is required to be given by any Plan, and such notice is duly in accordance with this Agreement, the effective date of termination shall be as set forth in such notice. Such actions shall include, but shall not be necessarily limited to the actions described in the Sellers Disclosure Schedule 4.16.

      7.10 Updated Financial Statements and Disclosure Schedules. From the date of this Agreement until the Closing Date, the Selling Stockholders will cause the Company and the Partners will cause the Partnership to prepare and deliver to Purchaser (i) monthly unaudited financial statements for each calendar month subsequent to the Balance Sheet Date, and (ii) an amended

Sellers Disclosure Schedule updated to reflect current information as of the end of each such calendar month, in each case no later than 30 days after the end of such calendar month, except that updated schedules of accounts receivable and accounts payable included in such amended Sellers Disclosure Schedule will be delivered no later than 15 days after the end of such calendar month.

      7.11 Books and Records to be Kept Current. From the date of this Agreement until the Closing Date, the Selling Stockholders shall cause the Company and the Partners shall cause the Partnership to keep its books and records current and to safeguard and maintain such books and records and other corporate documents, so that such books, records and documents will be available to the Purchaser from and after the Closing.

      7.12 Special Payment of EPA Credits. Purchaser agrees that Selling Stockholders shall receive the proceeds from the pending disposition of EPA Credit Sale Exclusions for approximately one hundred (100) tons of VOM emission reduction credits (the "Emission Credits"), expected to be completed prior to the Closing. If the sale of the Emission Credits is completed after the Closing, the proceeds thereof will be placed in a special escrow account for the benefit of the Selling Stockholders. All expenses incurred by the Company in connection with the sale of Emission Credits will be deducted from the proceeds of the sale of the Emission Credits and repaid to the Company. The Selling Stockholders will be responsible for any taxes related to the sale of the Emission Credits and which result from the Company distributing the proceeds of such sale to the Selling Stockholders. If no contract for the sale of the Emission Credits is entered into by the Company prior to Closing, the Purchaser agrees that the Company shall assign, set over, and transfer, effective at Closing, its rights to any Emission Credits that have been generated at the Company's Facility, located at 13825 West Laurel Drive, Lake Forest, Illinois since 1990 or that are gained from future reductions in emissions of volatile organic material generated by changes in the operation or permanent closure of the facility pursuant to the Assignment annexed as Exhibit 7 to this Agreement.

             VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

      The obligation of Purchaser to consummate the transactions contemplated in this Agreement is subject to the fulfillment of each of the following conditions:

      8.1 Authorization of Board. The form and substance of this Agreement and all appended Exhibits and Schedules, and the consummation of the transactions contemplated thereby shall have been duly approved by the Board of Directors of the Purchaser.

      8.2 Intentionally Omitted.

      8.3 Facility. With respect to the Facility, the Selling Stockholders shall have delivered an agreement terminating the Facility lease in the form set forth as Exhibit 4, and the Purchaser shall have entered into a new lease agreement for the Facility as set forth in Section 3.2.

      8.4 Release of Personal Guarantees. The Purchaser shall have obtained a commitment for the release of Personal Guarantees, from the beneficiaries of such Personal

Guarantees, with respect to any portion of the Funded Debt which is subject to such Personal Guarantees and which is not being fully paid at the Closing.

      8.5 Termination of Employee Benefit Plans. The Selling Stockholders shall have delivered agreements, instruments, certificates and other documents, and a legal opinion of counsel to the Company, all of which shall be satisfactory in form and substance to Purchaser and its attorneys, confirming the termination of each of the Plans without obligation to Purchaser, to be terminated on or prior to the Closing Date (except for any Plan whose termination is pending pursuant to notice of termination given prior to the Closing Date), as listed in Sellers Disclosure Schedule 4.16, and as set forth in Section 7.9 above.

      8.6 Delivery of Shares. The Selling Stockholders shall have delivered certificates for the Shares, free and clear of all liens, encumbrances, charges and claims, which Shares, as of the Closing Date, shall be duly and validly issued and fully paid and non-assessable, and which shall constitute all, and not less than all, of the issued and outstanding shares of the Company.

      8.7 Officers' Certificates. The Sellers shall have delivered the following certificates, dated as of the Closing Date:

            (a) a certificate duly executed by the Secretary of the Company, certifying as to the incumbency and signatures of the officers of the Company, as to copies of the charter and by-laws and good standing certificates of the Company, as to any director or shareholder resolutions required in connection with the consummation of the transactions contemplated by this Agreement, as to the form of certificates for Shares, and as to the Company's authorized and outstanding shares;

            (b) a certificate duly executed by the Partners, certifying as to the incumbency and signatures of the Partners, the organization and good standing of the Partnership and the authority of the Partners; and

            (c) a certificate executed by the respective Sellers to the effect that the representations and warranties of the Sellers made under this Agreement are true and correct in all material respects at and as of the Closing Date, and that the Sellers have complied with or performed all conditions, and have caused the Company to comply with and perform all conditions, required to be performed by each of them on or prior to the Closing Date in accordance with this Agreement.

      8.8 Opinions of Counsel. The Purchaser shall have received:

            (a) a favorable opinion, dated as of the Closing Date, from Goedert & Huntington, special counsel to the Sellers and counsel to the Company, in the form annexed hereto as Exhibit 5(a);

            (b) a favorable opinion from Jenner & Block, in the form annexed as
Exhibit 5(b); and

            (c) a favorable opinion from Hodge & Dwyer, in the form annexed as
Exhibit 5(c).

      8.9 No Material Adverse Change. No Material Adverse Change in the business, operations, earnings, assets or financial condition of the Company, shall have occurred prior to the Closing.

      8.10 Compliance with Covenants. The Sellers and the Company shall have duly performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

      8.11 Truth of Representations. The representations and warranties of the Sellers contained in this Agreement shall have been true and correct in all material respects when made, and shall also be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing.

      8.12 Consents and Waivers. At the Closing, all consents, authorizations, orders or approvals required for the closing of the transactions contemplated in this Agreement hereof shall have been obtained, including without limitation the consent of First Union National Bank in accordance with a Credit Agreement between such bank and Purchaser dated as of September 15, 1998 and the consent, if required, of First Union Investors in accordance with a Bridge Note Purchase Agreement dated September 15, 1998.

      8.13 Litigation. At the Closing, (i) there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction restraining or prohibiting the consummation of the transactions provided for herein or limiting in any manner Purchaser's right to control the Company or any aspect of their business or requiring the sale or other disposition of any of their operations or making such consummation unduly burdensome to the Purchaser, and (ii) no proceeding or lawsuit shall have been commenced and be pending or be threatened by any governmental or regulatory agency or any other person with respect to such consummation which Purchaser, in good faith and with the advice of counsel, believes is likely to result in any of the foregoing or which seeks the payment of substantial damages by the Company or Purchaser.

      8.14 Employment and Non-Competition Agreements. The Employment Agreement and Non-Competition Agreement described in Section 3.1 shall have been executed and delivered.

      8.15 Hart-Scott-Rodino Filing. The Purchaser shall have completed a Hart-Scott-Rodino filing with the appropriate federal agency, and the time for a determination in respect thereof, and any extension thereof as required by law, shall have finally elapsed and the Purchaser shall not have received any adverse determination as a result thereof.

      8.16 Miscellaneous Documents. The Selling Stockholders shall have caused the Company to deliver certificates of good standing for the jurisdictions in which the Company is incorporated and qualified to do business as a foreign corporation and the Partners shall have caused the Partnership to deliver a certificate from the appropriate County Clerk that the Partnership exists and remains in existence, as well as such resolutions, consents and other confirmatory documents and instruments reasonably requested by Purchaser's counsel.

      8.17 Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Sellers with respect to the Company and the Partnership, under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Sellers in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Purchaser.

      8.18 Due Diligence. The Purchaser shall be satisfied in its sole discretion as to its due diligence activities concerning the Company and the Partnership, which due diligence activities shall commence at the signing of this Agreement.

      8.19 Escrow Agreement and Disbursing Agent. The parties shall have executed and delivered the Escrow Agreement provided for in Article X.

               IX. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

      The obligation of the Sellers to consummate the transactions contemplated in this Agreement is subject to the fulfillment of each of the following conditions:

      9.1 Truth of Representations. The representations and warranties made by Purchaser shall be true and correct in all material respects and shall be deemed to have been made again on and as of the Closing Date.

      9.2 Compliance by Purchaser. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing Date shall have been complied with and performed in all respects.

      9.3 Litigation. No action or proceeding shall have been instituted or shall have been threatened to restrain or prohibit any of the transactions contemplated hereby.

      9.4 Tender of Payment. The Purchaser shall have tendered payment of the Purchase Price in accordance with the terms of this Agreement.

      9.5 Employment and other Agreements. The Purchaser shall have executed the Employment Agreement, Non-Competition Agreement, and lease termination agreement provided for in Article III above.

      9.6 Release or Termination of Personal Guarantees. The Purchaser shall have delivered instruments releasing the Personal Guarantees or shall have paid in full the Funded Debt secured by such Personal Guarantees.

      9.7 Hart-Scott-Rodino Filing. If the Purchaser's counsel determines that a Hart-Scott-Rodino filing is required, the Purchaser shall have made such filing with the appropriate federal agency and the time for a determination in respect thereof, and any extensions thereof as required by law, shall have finally elapsed without any adverse determination. All of the Company's costs of such filing, including attorney and accounting fees related thereto, shall be paid by Purchaser.

                          X. INDEMNIFICATION AND CLAIMS

      10.1 Indemnification by Sellers and Partnership. Subject to the provisions of Section 13.1 of this Agreement as to the survival of representations, warranties, covenants and agreements, the Sellers hereby jointly and severally agree to indemnify Purchaser and its directors, officers, employees, agents and affiliates (any of the foregoing being referred to as a "Purchaser Indemnitee" or collectively, as "Purchaser Indemnitees") from and against any loss, liability, damage, obligation or expense whether absolute or accrued, including interest, penalties and reasonable attorneys fees and expenses (collectively, "Indemnified Losses") incurred in the investigation or defense of, or in asserting the rights of, the Purchaser Indemnitees hereunder, incurred and arising directly or indirectly by reason of or in connection with:

            (i) the inaccuracy or breach of any representation or warranty by the Sellers set forth in this Agreement or in any certificate or other document furnished by Sellers or the Company pursuant to this Agreement;

            (ii) the nonperformance or breach of any covenant, agreement or obligation of any of the Sellers or the Company, which is contained in this Agreement, including, but not limited to the nonperformance of the obligations of the Sellers set forth in Section 7.8 above;

            (iii) any tax liability (of any kind whatsoever) of the Company or any of the Selling Stockholders (including any interest and penalty) resulting from or in connection with any breach of the representations contained in Section 4.27 and 5.12 or nonperformance of the obligations of the Sellers and the Company set forth in
            Section 7.8;

            (iv) any past, present or future obligation or liability, whether or not disclosed pursuant to this Agreement, arising from a condition prior to Closing at the Facility, which, as a result of enforcement of any Environmental Laws, results in Indemnified Losses; and

            (v) any obligation or liability arising or resulting from the termination of any or all of the Plans listed in Sellers Disclosure
            Schedule 4.16, and any liability or obligation resulting from any failure by the Company or the Partnership to have made any contributions, pay any premiums or take any steps required by applicable laws or regulations in connection with such Plans prior to the Closing.

      10.2 Indemnity Fund; Escrow. In order to secure the indemnification obligations set forth in Section 10.1(iii), the parties agree that the Escrow Fund will be set aside out of the Net Cash Payment and placed in escrow at the Closing, to be held, administered, applied, disbursed and distributed as set forth in a separate escrow agreement ("Escrow Agreement") among the parties and counsel to Purchaser (the "Escrow Agent"), in the form annexed to this Agreement as Exhibit 6, which Escrow Agreement shall be executed and delivered at the Closing; provided, however, that the Escrow Fund shall be increased by $250,000 in the event the conditions set forth in Section 7.8(g) are not satisfied prior to the Closing. Subject to the provisions of the Escrow Agreement, the Escrow Fund will be available to pay any Indemnified Losses required to be paid and not otherwise resolved or settled, will be maintained for a period of equal to greater of three years after the Closing, or the end of the statutory period of limitation on the tax liability of the Company and the Partnership for all periods prior to the Closing, will be held in an interest-bearing form at a reputable financial institution selected by Purchaser's counsel, and will be released and returned to the Sellers at the end of the escrow period as set forth in the Escrow Agreement. The amount or availability of the Escrow Fund to pay Indemnified Losses at any given time shall not be deemed to limit or fix the liability of the Sellers under Section 10.1.

      10.3 Right of Offset. In the event that any Indemnified Losses shall occur which shall not be payable or paid from the Escrow Fund, such Indemnified Losses being referred to as the Non-Secured Indemnified Losses, Purchaser shall have the right to offset and deduct the amount of any Non-Secured Indemnified Losses from (i) amounts due to the Selling Stockholders under the Employment Agreement and Non-Competition Agreement referred to in Section 3.1 and (ii) amounts due to the Laurel Limited Partnership as landlord under the lease agreement for the Facility to be executed at the Closing. In the event the Purchaser shall elect to exercise its right of offset, it shall so notify the Selling Stockholders immediately prior to effecting such offset. The Right of offset hereby granted may be exercised by the Purchaser on its own behalf or on behalf of any Purchaser Indemnitee.

      10.4  Indemnification Procedures and Notice.

            (a) If any event which may give rise to any Indemnified Losses occurs or is alleged, and any Purchaser Indemnitee asserts that the Sellers have become obligated to such Purchaser Indemnitee pursuant to Section 10.1, or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Sellers may become obligated to any Purchaser Indemnitee under any provision, term or condition of this Agreement, such Purchaser Indemnitee shall give written notice thereof to the Sellers, and, if the Purchaser Indemnitee is a person other than the Purchaser, to the Purchaser as well. The Sellers shall thereafter defend, contest or otherwise protect the Purchaser Indemnitee against any such suit, action, investigation, claim or proceeding at their sole cost and expense. The Purchaser Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Purchaser Indemnitee's choice and shall in any event cooperate with and assist the Sellers in the defense of any such suit, action, investigation, claim or proceeding to the extent reasonably possible. If the Sellers fail timely to defend, contest or otherwise protect any Purchaser Indemnitee against such suit, action, investigation, claim or proceeding, the Purchaser Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Purchaser Indemnitee shall be entitled to recover the entire cost thereof from the Sellers including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

            (b) If, at any time after the notice and other procedures provided for in the preceding subparagraph are undertaken, a Purchaser Indemnitee will be required to pay any Indemnified Losses, and if the Sellers have been unable or have failed to pay, settle or eliminate such

Indemnified Losses, the affected Purchaser Indemnitee shall be entitled to payment of the full amount of such Indemnified Losses from the Escrow Fund. In such case, the Purchaser Indemnitee shall send notice to the Escrow Agent of the Escrow Fund, stating the amount and nature of the Indemnified, and indicating the inability, failure or refusal of the Sellers to indemnify such Purchaser Indemnitee. Within 15 days after such notice, the Escrow Agent of the Escrow Fund shall issue a check drawn on the Escrow Fund and payable to the Purchaser Indemnitee in the full amount of such Indemnified Losses or shall take such other action as shall be provided for in the Escrow Agreement, and shall so notify the Sellers.

      10.5 Distribution and Termination of Escrow Fund. Amounts held in the Escrow Fund, less amounts paid or reserved for Indemnified Losses or for claims in connection therewith, shall be subject to distribution to the Sellers from time to time, and the Escrow Fund shall be terminated, as set forth in the Escrow Agreement.

      10.6 Indemnification Successors and Assigns. All of the rights and obligations of the Sellers, the Purchaser and any Purchaser Indemnitee pursuant to this Article X shall survive any sale, assignment or other transfer by the Purchaser of title to or interest in the Shares or any assets of the Company or the Partnership Equipment, and shall apply to and bind each and every successor and assign of the Purchaser.


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

                            XI. MISCELLANEOUS MATTERS

      11.1 Parties to Bear Their Own Expenses; Exceptions. The parties will be responsible for their own legal fees, advisory fees and other expenses incurred by them, respectively, in connection with the preparation of this Agreement and the consummation of the transactions contemplated therein, as well as all personal federal, state and local tax liabilities incurred in connection with such transactions. It is understood that the Company will pay the fees and disbursements of Nickolas Kokoron in connection with the preparation of financial and accounting information for the Company, but, if the Purchaser shall terminate this Agreement for any reason other than the failures or breaches referred to in the first sentence of Section 12.2, the Purchaser will reimburse the Company for amounts so paid to Mr. Kokoron, up to a maximum reimbursement by the Purchaser of $25,000. However, if this Agreement is terminated by the Purchaser because the Purchaser is unable to obtain any consent required from First Union National Bank and/or First Union Investors, such maximum amount shall be increased from $25,000 to $50,000.

      11.2 Purchaser May Assign; Possible Merger. Purchaser has informed Selling Stockholders that it is considering merging the Company into Purchaser. In connection therewith, Purchaser may assign its interest in this Agreement to a wholly-owned subsidiary corporation, without obtaining the consent of the Selling Stockholders; provided, however, that the Purchaser shall remain primarily liable under this Agreement. Subsequent to the completion of the Closing, the Selling Stockholders will cooperate with and assist the Company to the extent possible (and without additional cost to the Selling Stockholders ) to effectuate such merger.

      11.3 Messrs. Carlson and Sorensen Cause the Company and Partnership to Act. Whenever a provision of this Agreement requires any action to be taken by the Company or the Partnership, Messrs. Carlson and Sorensen, by their execution of this Agreement, undertake to cause such action to be taken by the Company or the Partnership.

                        XII. TERMINATION PRIOR TO CLOSING

      12.1 Mutual Termination. This Agreement may be terminated at any time prior to Closing by the mutual written consent of the Sellers, and the Purchaser.

      12.2 Termination by Purchaser. This Agreement may be terminated at any time prior to Closing by Purchaser, if any of the Sellers or the Company shall
(i) fail to perform the obligations required in this Agreement to be performed by such party on or prior to the Closing Date, or (ii) breach any of the representations, warranties or covenants of the Sellers contained in this Agreement, which failure or breach is not cured within ten (10) days after the Purchaser has notified the breaching party of Purchaser's intent to terminate this Agreement pursuant to this Section 12.2. This Agreement may also be terminated by Purchaser if it shall not be able to obtain the consents as set forth in Section 8.12 on or before December 31, 1998.

      12.3 Termination by Sellers. This Agreement may be terminated by the Sellers if (i) Purchaser has not obtained the consents set forth in Section 8.12 on or before December 31, 1998, (ii) Purchaser shall fail to perform in any material respect the obligations contained herein required to be performed by Purchaser on or prior to the Closing Date, or (iii) Purchaser shall breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after the Sellers have notified the breaching party of the intent of the Sellers to terminate this Agreement pursuant to this Section 12.3.

      12.4 Termination by Purchaser or Sellers. Either the Purchaser or Sellers may terminate this Agreement if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on any party which prohibits or restrains such party from consummating the transactions contemplated hereby, or in the event that the transactions contemplated hereby have not been consummated (other than on account of any default by any party hereto) on or prior to January 4,1999, or to such later date as the parties may agree.

                            XIII. GENERAL PROVISIONS

      13.1 Survival of Representations, Warranties, etc. Each of the representations and warranties, covenants and agreements contained in this Agreement shall survive for a period of seven (7) years from the Closing Date (except that the representations and warranties contained in Section 4.27 shall survive until the applicable tax statutes of limitations relating thereto shall have run) and any liability relating thereto shall be extinguished with regard to any indemnification or other claim not made against the Sellers prior to the seventh anniversary of the Closing Date; provided, however, that claims against the Sellers based on fraudulent conduct shall not be subject to any such limitation period.

      13.2 Confidentiality.

            (a) Except as required by law, neither the Purchaser nor the Principal Stockholders will, without the prior written consent of the other party, divulge, furnish to or make accessible to anyone any knowledge or information to confidential or secret information (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information").

            (b) The Parties agree that if any of them or their representatives is requested or required (by court order or process) to disclose any of the Confidential Information, each party will notify the other so that it may seek any appropriate protective order and/or take any other action. Notwithstanding the foregoing (i) either party may disclose to any tribunal or other person only that portion of the Confidential Information with respect to which it is advised by legal counsel that it is legally required to make such disclosure and shall use its reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information; and (ii) the Purchaser may make such disclosures as it is required under federal securities law in connection with the preparation and consummation of a private placement offering to investors and/or the registration of the Purchaser's securities with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

            (c) Any information, which (i) at or prior to the time of disclosure by any party was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by any of the parties or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligations of the parties, shall not be deemed Confidential

Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

      13.3 Entire Agreement. This Agreement and the Schedules, Exhibits, lists and other documents referred to herein constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, discussions and proposals with respect thereto, whether written or oral. This Agreement may be modified only by a written instrument executed by the parties.

      13.4 Waiver. The terms and conditions of this Agreement are intended for the benefit of the respective parties hereto and are not subject to waiver unless such waiver is expressly set forth in writing. In addition:

            (a) No omission or delay in exercising any right or power under this Agreement or any related agreement or document will be deemed to impair such right or power or shall be construed as a waiver of same or a waiver of or acquiescence in any default under this Agreement or any related agreement or document. Any single or partial exercise of any such right or power shall not preclude other or further exercise thereof, and no waiver shall be valid unless in writing and signed by the party making such waiver, and then only to the extent specified in such writing.

            (b) Neither the performance of a due diligence investigation by any party hereto (including, specifically, and without limiting the scope of the foregoing, (i) an audit of certain financial statements of the Company performed on behalf of the Purchaser, and (ii) assistance by representatives of the Purchaser in the preparation of certain schedules) nor completion of the

Closing provided for herein shall waive a breach of, or otherwise release or discharge, any representation or warranty made by any of the Sellers in this Agreement or in any agreement, schedule, certificate or other document delivered to the Purchaser pursuant to this Agreement. It is expressly understood that the representations and warranties of the Sellers set forth in this Agreement are made by the Sellers and not by any other party, that the Purchaser has a right to rely on such warranties and representations, and any claims and rights of the Purchaser resulting from any breach of a representation or warranty are specifically reserved.

      13.5 No Assignment; Exceptions. Except as provided in Sections 10.6 and 11.2, neither the Sellers, nor the Purchaser shall have the authority to assign any of their respective interests in this Agreement without the prior written consent of the other; provided, however, that Purchaser may assign or pledge all or any portion of its rights hereunder as security, without the prior written consent of Sellers, to any bank or other financial institution providing financing to Purchaser as set forth in Section 8.2 above. The Sellers shall execute, and shall cause the Company and Partnership to execute, any documents reasonably required in order to effect such assignments.

      13.6 Benefits of Agreement. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. However, it is the intent of the parties hereto that no third-party beneficiary rights be created or deemed to exist, and none shall so exist, in favor of any person not a party to this Agreement, unless otherwise expressly agreed in writing by the parties.

      13.7 Remedies Cumulative. Subject only to the express limitations set forth in this Agreement, the rights and remedies provided herein shall be cumulative and shall not preclude any party from asserting any other rights or seeking any other remedies against the other to which it may otherwise be entitled by law.

      13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflict of law provisions. The parties agree that any actions or claims arising under this Agreement shall be brought in a court of general jurisdiction located in Lake County or a United States District Court in Chicago, Cook County.

      13.9 Notices. Any notice, request, instruction or other document required or permitted to be given hereunder by a party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid overnight delivery service, addressed as follows:

      If to Sellers:

                        Robert A. Huntington, Esq.
                        Goedert & Huntington
                        1011 Lake Street, Suite 303
                        Oak Park, IL 60305

      If to Purchaser:

                        Phoenix Color Corp.
                        540 Western Maryland Parkway
                        Hagerstown, MD 21740
                  Attn: Louis LaSorsa, President
                        Edward Lieberman, Executive Vice President

      with a copy to:

                        Andrew J. Goodman, Esq.
                        Bresler, Goodman & Unterman, LLP
                        521 Fifth Avenue
                        New York, NY 10175

or to such other persons or addresses as may be designated in writing by the party desiring to receive such notice. If mailed as aforesaid, the day of mailing shall be deemed to be the date of delivery.

      13.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

      13.11 Severability. In case any one or more of the covenants, agreements, provisions or terms contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, provisions or terms contained herein shall be in no way affected, prejudiced or disturbed thereby.

      13.12 Headings. The headings of the various Articles and Sections of this Agreement, were employed, are for convenience of reference only and shall not be deemed in any way to modify, interpret or construe the text of this Agreement or the intent of the parties.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

                                    PHOENIX COLOR CORP.

                              By:   /s/ Louis LaSorsa
                                    --------------------------------------
                                    President

                                    /s/ Carl E. Carlson
                                    --------------------------------------
                                    CARL E. CARLSON,

                                    /s/ Wayne L. Sorensen
                                    --------------------------------------
                                    WAYNE L. SORENSEN,

                                    /s/ Donald Davis
                                    --------------------------------------
                                    DONALD DAVIS

                                    /s/ Margaret Davis
                                    --------------------------------------
                                    MARGARET DAVIS

                                    VIKING LEASING PARTNERSHIP,
                                    A General Partnership

                                    /s/ Carl E. Carlson
                                    --------------------------------------
                                    CARL E. CARLSON,
                                    General Partner

                                    /s/ Wayne L. Sorensen
                                    --------------------------------------
                                    WAYNE L. SORENSEN,
                                    General Partner